Exhibit 3.65

EXECUTION COPY

FIFTH AMENDED AND RESTATED

AGREEMENT OF

LIMITED PARTNERSHIP

of

NMR LICENSING ASSOCIATES, L.P.,

A Delaware limited partnership

By and Among

NMR INVESTING I, INC.,

and

NIELSEN MEDIA RESEARCH, INC.

Dated as of January 1, 2004

ii

EXHIBITS

Exhibit A	Form Demand Promissory Note and Guaranty of Payment
Exhibit B	Form Confidentiality Agreement

iii

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

NMR LICENSING ASSOCIATES, L.P.,

A DELAWARE LIMITED PARTNERSHIP

This FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into and shall be effective as of the 1st day of January, 2004, by and between NMR INVESTING I, INC., a Delaware corporation (“Investing I”), as the General Partner, and NIELSEN MEDIA RESEARCH, INC., a Delaware corporation (“Media”), as the Limited Partner.

ARTICLE I

THE PARTNERSHIP

Section 1.01. Formation.

The Partnership was formed on April 29, 1998. The Partnership exists under that certain Fourth Amended and Restated Agreement of Limited Partnership of NMR Licensing Associates, L.P. entered into and effective as of July 7, 1999 (as amended or other modified, the “Fourth Amended Partnership Agreement”). Effective as of December 28, 2000, pursuant to a Purchase Agreement among RBNMR, Inc., Media and Investing I, (i) Media purchased the then Class A Limited Partner Interest of RBNMR, Inc; (ii) Media was admitted to the Partnership as a Class A Limited Partner in respect of the acquired Class A Limited Partner Interest; (iii) the Class A Limited Partner Interest thus acquired by Media was converted to a Class B Limited Partner Interest; and (iv) RBNMR, Inc. withdrew from the Partnership as a Class A Limited Partner with respect to the Class A Limited Partner Interest. Thereafter, as of December 31, 2000, under the terms of a Distribution Agreement among the Partnership, Media, Investing I and RBNMR, Inc., the Partnership distributed certain software assets to Media in partial retirement of its Class B Limited Partner Interest. On December 30, 2003, pursuant to a Purchase Agreement among RBNMR, Inc., Media and Investing I, (a) Media purchased the then Class A1 Limited Partner Interest of RBNMR, Inc.; (b) Media was admitted to the Partnership as a Class A1 Limited Partner in respect of the acquired Class A1 Limited Partner Interest; and (c) RBNMR, Inc. withdrew from the Partnership as a Class A1 Limited Partner with respect to the Class A1 Limited Partner Interest. On December 31, 2003, the Partnership acquired certain additional software from Media pursuant to the Software Purchase Agreement. Simultaneously with the execution of this Agreement, (i) the Partnership shall be authorized to issue a single class of limited partner interest (the “Limited Partner Interest”) and (ii) Media’s Class A1 Limited Partner Interest and Class B Limited Partner Interest held under the Fourth Amended Partnership Agreement are hereby converted into, and Media is hereby admitted as a Limited Partner in respect of, the Limited Partner Interest. Investing I and Media, constituting all the current Partners in the Partnership, hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. This Agreement completely amends, restates and supersedes the Fourth Amended Partnership Agreement.

Section 1.02. Name.

The name of the Partnership shall continue to be NMR Licensing Associates, LP., and all business of the Partnership shall be conducted in such name or in the discretion of the General Partner, under any other name; provided that, the General Partner may change the name of the Partnership only upon reasonable advance notice to the Limited Partners.

Section 1.03. Purpose.

The purpose of the Partnership is to engage in the business of owning certain investments in Permitted Assets, to manage, protect, conserve and dispose of such investments in Permitted Assets, to make such additional investments and engage in such additional business endeavors as are permitted under this Agreement or otherwise as the Partners may agree, and to engage in activities related or incidental thereto. The Partnership shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Partnership and shall have without limitation, any and all powers that may be exercised on behalf of the Partnership by the General Partner pursuant to Section 1.09(c) and Article V hereof.

Section 1.04. Principal Place of Business.

The principal place of business of the Partnership shall continue to be at 801 West Street, 2nd Floor, Wilmington, Delaware 19801-1545. The General Partner may change the principal place of business of the Partnership to any other place within or without the State of Delaware upon ten (10) Business Days’ notice to the Limited Partner. The registered office of the Partnership in the State of Delaware is located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

Section 1.05. Term.

The term of the Partnership commenced on the date the certificate of limited partnership described in Section 17-201 of the Act (the “Certificate”) was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the winding up and liquidation of the Partnership and its business is completed following a Liquidating Event as provided in Article XII hereof.

Section 1.06. Filings; Agent for Service of Process.

(a) The General Partner has caused the Certificate to be filed in the office of the Secretary of State of the State of Delaware in accordance with the provisions of the Act. The General Partner shall take any and all other actions, including without limitation the filing of amendments to the Certificate, reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of the State of Delaware or any other states in which the Partnership is engaged in business. The General Partner shall cause amendments to the Certificate to be filed whenever required by the Act. Such amendments may be executed by the General Partner and by each Person designated in the amendment as a new general partner.

(b) The registered agent for service of process on the Partnership in the State of Delaware shall continue to be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 or any successor as appointed by the General Partner in accordance with the Act.

(c) Upon the dissolution and completion of the winding up and liquidation of the Partnership, the General Partner (or, in the event there is no remaining General Partner, any Person appointed pursuant to Section 12.08 hereof) shall promptly execute and cause to be filed certificates of cancellation in accordance with the Act and the laws of any other states or jurisdictions in which the General Partner or such other appointed Person, as the case may be, deems such filing necessary or advisable.

Section 1.07. Title to Partnership Property.

All Partnership Property shall be owned by the Partnership as an entity and no Partner shall have any ownership interest in such property in its individual name or right, and each Partner’s interest in the Partnership shall be personal property for all purposes. The Partnership shall hold all of its property in the name of the Partnership and shall cause the Partnership Subsidiary to hold all of the Partnership Subsidiary’s property in the name of the Partnership Subsidiary and, in either case, not in the name of any Partner.

Section 1.08. Payments of Individual Obligations.

The Partnership’s credit and assets shall be used solely for the benefit of the Partnership, and no asset of the Partnership shall be Transferred or encumbered for or in payment of any individual obligation of any Partner.

Section 1.09. Independent Activities; Transactions with Affiliates.

(a) The General Partner and any of its Affiliates shall be required to devote only such time to the affairs of the Partnership as the General Partner determines in its sole discretion may be necessary to manage and operate the Partnership, and each such Person, shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion.

(b) To the extent permitted by applicable law and except as otherwise provided in this Agreement, each Partner acknowledges that the other Partners (each acting on its own behalf) and their Affiliates are free to engage or invest in an unlimited number of activities or businesses, any one or more of which may be related to the activities or businesses of the Partnership, without having or incurring any obligation to offer any interest in such activities or businesses to the Partnership or any Partner, and neither this Agreement nor any activity undertaken pursuant to this Agreement shall prevent any Partner or its Affiliates from engaging in such activities, or require any Partner to permit the Partnership or any Partner or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Partner, each Partner hereby waives, relinquishes, and renounces any such right or claim of participation. The Partners acknowledge that certain conflicts of interest may thus arise and hereby agree that the specific rights with respect to the Partners’ and their Affiliates’ freedom of action provided in this Section 1.09(b) are sufficient to protect their respective interests in relation to such possible conflicts and are to be in lieu of all other possible limitations which might otherwise be implied in fact, in law or in equity.

(c) To the extent permitted by applicable law and except as otherwise provided in this Agreement, the General Partner, when acting on behalf of the Partnership, is hereby authorized to purchase property from, sell property to or otherwise deal with any Partner, acting on its own behalf, or any Affiliate of any Partner; provided that any such purchase, sale or other transaction shall be in the ordinary course of the Partnership’s business and shall be made on terms and conditions which are no less favorable to the Partnership than if the sale, purchase or other transaction had been made with an independent third party on prevailing market terms. The Partners agree that the Release, the 2004 Media Lease, the Demand Loans, the Media Guaranteed Demand Loans, the Demand Notes, the Software Purchase Agreement, any Term Note to Athenian, and any fees paid pursuant to Section 5.06(d) hereof shall satisfy this independent third-party standard and the Partners hereby authorize the General Partner to cause the Partnership or the Partnership Subsidiary to enter into the documents referenced in this Section 1.09(c) or confirm that the General Partner was authorized to cause the Partnership or the Partnership Subsidiary to enter into the documents referenced in this Section 1.09(c) that were entered into prior to the Closing Date.

(d) Each Partner and any Affiliate thereof may also borrow money from, and transact other business with the Partnership and, subject to other applicable law, has the same rights and obligations with respect thereto as a Person who is not a Partner. The existence of these relationships and acting in such capacities will not result in the Limited Partner being deemed to be participating in the control of the business of the Partnership or otherwise affect the limited liability of the Limited Partner.

Section 1.10. Definitions.

Capitalized words and phrases used in this Agreement have the following meanings:

“2004 Media Lease” means that certain Lease Agreement dated as of January 1, 2004 between the Partnership and Media pursuant to which the Software Assets are leased to Media.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as set forth in Del. Code Ann. tit. 6, Sections 17-101 to 17-1111, as amended, modified or supplemented from time to time (or any corresponding provisions of succeeding law).

“Additional Capital Contributions” means, with respect to each Partner, the Capital Contributions made by such Partner (or its predecessors in interest) pursuant to Section 2.03 hereof.

“Adjusted Capital Account Deficit” means, with respect to each Limited Partner, the deficit balance, if any, in such Limited Partner’s Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

(i) Credit to such Capital Account any amounts which the Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Affiliate” means, with respect any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director or general partner of such Person, or (iii) any Person who is an officer, director, general partner or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the term “control,” (including with correlative meanings, the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Fifth Amended and Restated Agreement of Limited Partnership, as amended, modified or supplemented from time to time. All references in this Agreement to “Section” or “Sections” are to a section or sections of this Agreement unless otherwise specified.

“Allocation Year” means (i) the period commencing on the Closing Date and ending on December 31, 2004, (ii) any subsequent period commencing on January 1 and ending on the following December 31, or (iii) any portion of the period described in clause (i) or (ii) for which the Partnership is required to allocate Profits, Losses and other items of Partnership income, gain, loss or deduction pursuant to Article III hereof.

“Alternative Appraiser” means any of the “Big Four” accounting firms (including appraisal divisions thereof or successors thereto), American Appraisal Associates Inc., Duff & Phelps LLC, Empire Appraisal Company, Hempstead & Co., Stephen C. Gerard (including any firm with which he is associated), Standard Poor’s Corporate Value Consulting, a division of The McGraw-Hill Companies, Inc., or with the consent of all Partners, any firm recommended by any of the foregoing Alternative Appraisers.

“Bankruptcy” means with respect to any Person, a Voluntary Bankruptcy or an Involuntary Bankruptcy. A “Voluntary Bankruptcy” means, with respect to any Person, (a) (i) the inability of such Person generally to pay its debts as such debts become due, (ii) the failure of such Person generally to pay its debts as such debts become due, or (iii) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (b) the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, or (c) corporate action taken by such Person to authorize any of the actions set forth above. An “Involuntary Bankruptcy” means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within sixty (60) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within sixty (60) days. It is the intent of the Partners that these definitions supersede those set forth in Section 17-402(a)(4) of the Act.

“Business Day” means any day except Saturday or Sunday or any other day on which commercial banks are required or authorized by law to close in New York City or on which dealings in deposits are not carried on in the London interbank market.

“Capital Account” means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

(i) To each Partner’s Capital Account there shall be credited such Partner’s Capital Contributions, such Partner’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 3.03 or 3.04 hereof.

(ii) To each Partner’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership Property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 3.03 or 3.04 hereof.

(iii) In the event all or a portion of an Interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and they shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debt or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or any Partner), are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a Material Adverse Effect on the amounts distributable to any Partner pursuant to Article XII hereof upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b), provided that, to the extent that any such adjustment is inconsistent with other provisions of this Agreement and would have a Material Adverse Effect on any Limited Partner, such adjustment shall require the consent of such Limited Partner.

“Capital Contributions” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner (or its predecessors in interest) with respect to the Interest in the Partnership held by such Partner.

“Cash Equivalents” shall mean cash and any of the following: (i) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligation unconditionally guaranteed by the full faith and credit of the Government of the United States, or (ii) certificates of deposit of or time or demand deposits with (A) any commercial bank that is a member of the Federal Reserve System, the parent of which issues commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s or A-1 (or the then equivalent grade) by S&P, is organized under the laws of the United States or any State thereof, and the long term unsecured debt of which is rated A2 or better by Moody’s and A or better by S&P or (B) any commercial bank organized under the laws of any OECD member country (as of the effective date of this Agreement) which is not subject to currency controls and the long term unsecured debt of which is rated A2 or better by Moody’s and A or better by S&P; provided, however, that all Partnership Property described in this definition other than cash shall have a maturity of not longer than ninety (90) days.

“Certificate” has the meaning set forth in Section 1.05 hereof.

“Closing Date” means January 1, 2004.

“Closing Date Capital Account” means, with respect to each Partner, the corresponding Capital Account balance stated for such Partner in Section 2.06 hereof.

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, or any successor legislation.

“CP Rate” has the meaning set forth in the form Demand Note.

“Debt” of a Person means (i) any indebtedness for borrowed money or deferred purchase price of property or services as evidenced by a note, bond, or other instrument, (ii) obligations to pay money as lessee under capital leases, (iii) to the extent of the fair market value of any asset owned or held by such Person, obligations to pay money secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on such asset whether or not such Person has assumed or become liable for the obligations secured thereby, (iv) obligations in respect of accounts payable, other than accounts payable that are incurred in the ordinary course of such Person’s business and are not delinquent or are being contested in good faith by appropriate proceedings, and (v) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor, against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii) and (iv) above.

“Demand Loan” means a loan that is made by the Partnership or the Partnership Subsidiary to, and at all times the obligor under which is, Media or any Affiliate of Media and the obligations of Media with respect to which rank at all times at least pari passu with all other senior unsecured Debt of Media, provided that each such Demand Loan (i) is payable on demand, (ii) bears interest at a floating rate (based on (a) 1-month, 2-month, 3-month, 6-month or 12-month LIBOR or (b) a 30-day, 60-day, 90-day or 180-day CP Rate) plus a margin that reflects the rate that would be charged to Media on an arm’s length basis (taking into account general credit conditions as well as Media’s debt ratings at the time the interest rate of such borrowing is set), and the General Partner shall review the appropriateness of the interest rates not less than every six months, (iii) is denominated in U.S. dollars, and (iv) is evidenced by a Demand Note including a Guaranty of Payment by Media in the event that the Demand Loan is made to any Affiliate of Media.

“Demand Note” means any promissory note evidencing a Demand Loan in the form attached hereto as Exhibit A.

“Depreciation” means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Allocation Year, except that (i) with respect to any asset whose Gross Asset Value differs from its adjusted tax basis for United States federal income tax purposes and which difference is being eliminated by use of the “remedial method” defined by § 1.704-3(d) of the Regulations, Depreciation for such Allocation Year shall be the amount of book basis recovered for such Allocation Year under the rules prescribed by § 1.704-3(d)(2) of the Regulations; and (ii) with respect to any other asset whose Gross Asset Value differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning or such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means any and all judgments, damages or penalties with respect to, or amounts paid in settlement of, claims (including, but not limited to negligence, strict or absolute liability, liability in tort and liabilities arising out of violation of laws or regulatory requirements of any kind), actions, or suits; and any and all taxes (including, without limitation, taxes on any indemnification payments and including interest, additions to tax and penalties), liabilities, obligations, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses).

“Fiscal Quarter” means (i) the period commencing on the Closing Date and ending on March 31, 2004, and (ii) any subsequent three-month period commencing on each of January 1, April 1, July 1 and October 1 and ending on the next of March 31, June 30, September 30 and December 31; provided that the last fiscal quarter shall end on the date on which all Partnership Property is distributed pursuant to Section 12.02 hereof and the Certificate has been canceled pursuant to the Act.

“Fiscal Year” means (i) the period commencing on the Closing Date and ending on December 31, 2004, and (ii) any subsequent period commencing on January 1 and ending on the earlier to occur of (A) the following December 3l, or (B) the date on which all Partnership Property is distributed pursuant to Section 12.02 hereof and the Certificate has been canceled pursuant to the Act.

“Form Confidentiality Agreement” has the meaning set forth in Section 10.03(a) hereof.

“Fourth Amended Partnership Agreement” has the meaning set forth in Section 1.01 hereof.

“GAAP” means United States generally accepted accounting principles, and with respect to the Partnership, as modified by Regulations promulgated under Section 704(b) of the Code and other provisions of this Agreement, as in effect from time to time, consistently applied (except for changes concurred in by the Partnership’s independent public accountants).

“General Partner” means any Person who (i) is referred to as such in the introductory statement of this Agreement or has become a General Partner pursuant to the terms of this Agreement, and (ii) has not ceased to be a General Partner pursuant to the terms of this Agreement.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined pursuant to Section 2.03(b) hereof;

(ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values as determined in accordance with Section 10.08(b)(i) in connection with the following events: (A) the acquisition of an additional interest in the Partnership by any Partner in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership Property as consideration for an interest in the Partnership; and (C) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset as determined in accordance with Section 10.08(b)(i) hereof (or, in the case of cash, shall be its face amount) as of the date of such distribution; and

(iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vii) of the definition of Profits and Losses or Section 3.03(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii), or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of the allocations made pursuant to Article III hereof. For purposes of this definition of Gross Asset Value, a Capital Contribution or distribution shall be considered de minimis if its value is less than $250,000.

“Guaranty of Payment” means any guaranty given by Media in connection with a Media Guaranteed Demand Loan in the form attached thereto as Exhibit A.

“Indemnitee” has the meaning set forth in Section 5.05(e)(i) hereof.

“Indemnitor” has the meaning set forth in Section 5.05(e)(i) hereof.

“Interest” means any interest in the Partnership representing some or all of the Capital Contributions made by a Partner or its predecessor in interest pursuant to Article II hereof (or its predecessor provision), including any and all benefits to which the holder of such an interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“Investing I” has the meaning set forth in the caption to this Agreement.

“Involuntary Bankruptcy” has the meaning set forth in the definition of Bankruptcy.

“Issuance Items” has the meaning set forth in Section 3.03(d) hereof.

“LIBOR” has the meaning set forth in the form Demand Note.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code (as in effect from time to time in the relevant jurisdiction), or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Limited Partner” means any Person who (i) is referred to as such in the introductory statement of this Agreement or who has become a substituted Limited Partner pursuant to the terms of this Agreement, and (ii) has not ceased to be a Limited Partner.

“Limited Partner Interest” has the meaning set forth in Section 1.01 hereof.

“Liquidating Event” has the meaning set forth in Section 12.01 hereof.

“Liquidator” has the meaning set forth in Section 12.08 hereof.

“Losses” has the meaning set forth in the definition of Profits and Losses.

“Market Value” means, with respect to any Permitted Security as to any date, (i) if such security is registered under the Exchange Act and listed on a national securities exchange or included on the Nasdaq National Market (“Nasdaq”), the closing sales price on such date (or, in the event such date is not a Business Day, the Business Day immediately preceding such date), and (ii) if such security is not traded on a national securities exchange or listed on Nasdaq or the value otherwise cannot be determined under clause (i), the average of the firm prices bid for such date quoted by Morgan Stanley Dean Witter, Salomon Smith Barney and Credit Suisse First Boston, in each case for the full amount of the specific security for which the Market Value is being determined; provided, however, that the Market Value of any Term Note to Athenian shall be equal to the principal amount of such Note plus accrued but unpaid interest thereon, if any; provided, further, that if there has occurred and is continuing any payment or other material default with respect to any such Note at the time such value is being determined, the Mark-to-Market Value of such Note shall be determined by an investment or commercial bank of national recognition selected by the General Partner with the consent of the Limited Partner (which consent shall not be unreasonably withheld).

“Mark-to-Market Balance Sheet” has the meaning set forth in Section 8.02(d)(i) hereof.

“Mark-to-Market Value” has the meaning set forth in Section 10.08(b)(i) hereof.

“Material Adverse Effect” with respect to each Media Partner shall mean (i) a material adverse effect on the business, operations, properties, or condition (financial or otherwise) of the Partnership, (ii) a material adverse effect on the ability of the Partnership or each of the Media Partners to perform their respective obligations hereunder and under the agreements referred to herein to which they are a party, or (iii) the invalidity or unenforceability of this Agreement or such other agreements or an assertion by the Partnership, or any such Media Partner, that this Agreement or such other agreement is invalid or unenforceable.

“Media” means Nielsen Media Research, Inc., a Delaware corporation, or any successor in interest by merger or otherwise.

“Media Contribution Agreement” means that certain Contribution Agreement, dated as of July 7, 1999, pursuant to which the software assets described therein were contributed to the Partnership by Media.

“Media Guaranteed Demand Loan” means a Demand Loan made by the Partnership or the Partnership Subsidiary to an Affiliate of Media, in each case guaranteed by Media.

“Media Partners” means the General Partner, Media and any other Affiliate of Media which may from time to time be admitted as a Partner pursuant to the terms of this Agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“OECD” means the Organization for Economic Cooperation and Development.

“Partners” means the General Partner and the Limited Partner. “Partner” means any one of the Partners.

“Partnership” means the partnership continued pursuant to this Agreement and the partnership continuing the business of this Partnership pursuant to Section 12.01 hereof in the event of dissolution as provided in this Agreement.

“Partnership Property” means all real and personal property, including cash, owned by the Partnership, and any improvements thereto, and shall include both tangible and intangible property.

“Partnership Subsidiary” has the meaning set forth in subparagraph (ii) of the definition of Permitted Assets.

“Partnership Subsidiary Stock” has the meaning set forth in subparagraph (ii) of the definition of Permitted Assets.

“Percentage Interest” means, with respect to any Partner as of any date, the ratio (expressed as a percentage) of the balance in such Partner’s Capital Account on such date to the aggregate balances in the Capital Accounts of all Partners on such date, such Capital Accounts to be determined after giving effect to all contributions, distributions and allocations for all periods ending on or prior to such date. The Percentage Interest of each Partner as of the Closing Dale is set forth in Section 2.06 hereto.

“Permitted Assets” means:

(i) Software Assets;

(ii) One hundred percent (100%) of the issued and outstanding stock (“Partnership Subsidiary Stock”) of Athenian Leasing Corporation, a Delaware corporation (the “Partnership Subsidiary”);

(iii) Demand Loans;

(iv) Any of the following (the “Permitted Securities”):

(A) Obligations of the United States government for the payment of which its full faith and credit is pledged or obligations of certain agencies of the United States government;

(B) Short-term commercial paper issued by U.S. corporations and rated at least A-1 by S&P or P-1 by Moody’s (or, in either case, the then-equivalent grade); provided that the aggregate Market Value of all commercial paper of any single issuer held by the Partnership directly or indirectly, shall not exceed 10% of the aggregate Market Value of all Permitted Securities (other than cash), owned by the Partnership, directly or indirectly;

(C) Debt of any U.S. Person, other than Media or an Affiliate of Media, rated at least AA- by S&P or Aa3 by Moody’s (or, in either case, the then-equivalent grade); provided that the aggregate Market Value of all such Debt of any single issuer held by the Partnership, directly or indirectly, shall not exceed 10% of the aggregate Market Value of all the Permitted Securities (other than cash) owned by the Partnership directly or indirectly;

(D) Unsubordinated Debt of Media or its Affiliates (guaranteed by Media);

(E) Any long-term obligation of Media or an Affiliate of Media, guaranteed by Media, to the Partnership Subsidiary, with a fixed term of no less than 15 years and a fixed or floating market rate of interest (each a “Term Note to Athenian”), including, without limitation, (1) that certain promissory note, dated June 11, 1998 made by Media to the order of the Partnership Subsidiary in the principal amount of $16,492,390 due

June 30, 2028; (2) that certain promissory note, dated June 23, 1998 made by Media to the order of the Partnership Subsidiary in the principal amount of $25,300,000 due June 30, 2028; and (3) that certain promissory note, dated July 7, 1999 made by Media to the order of the Partnership Subsidiary in the principal amount of $25,000,000 due June 30, 2029;

(F) Money market mutual funds, provided that such funds invest only in Cash Equivalents or other Permitted Securities described in clauses (A) through (D) above, and/or repurchase agreements backed by securities described in clause (A) above;

(v) Cash or Cash Equivalents; and

(vi) Any other assets approved by all of the Partners.

“Permitted Encumbrances” means, collectively (i) Liens and encumbrances of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or which are being contested in good faith by appropriate proceedings, and (ii) also refers to the fact that certain of the Software Assets may have been obtained from third parties pursuant to agreements which impose certain limitations on the use, disclosure or transfer thereof. (Copies of the form of such agreements referred to in clause (ii) have been provided to the Media Partnership or are available to Media Partnership at any time on request).

“Permitted Securities” has the meaning set forth in subparagraph (iv) of the definition of Permitted Assets.

“Permitted Transfer” has the meaning set forth in Section 10.02 hereof.

“Permitted Transferee” has the meaning set forth in Section 10.02 hereof.

“Person” means any individual, partnership (whether general or limited and whether domestic or foreign), limited liability company, corporation, trust, estate, association, custodian, nominee or other entity.

“Profits” and “Losses” means, for each Allocation Year, an amount equal to the Partnership’s taxable income or loss for such Allocation Year, determined. in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall be added to such taxable income or loss;

(ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall be subtracted from such taxable income or loss;

(iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv) Gain or loss resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

(vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(vii) Notwithstanding anything to the contrary in subparagraphs (i) through (vi) above, any items which are described in Section 3.03 hereof or specially allocated pursuant to Sections 3.03 or 3.04 hereof shall not be taken into account in computing Profits or Losses.

The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.03 and 3.04 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended, modified or supplemented from time to time.

“Regulatory Allocations” has the meaning set forth in Section 3.04 hereof.

“Release” means that certain Release dated as of December 31, 2003 by the Partnership in favor of Media.

“Responsible Officers” has the meaning set forth in Section 5.04(b) hereof.

“Retirement Date” has the meaning set forth in Section 10.08(b)(ii) hereof.

“Retirement Notice” has the meaning set forth in Section 10.08(a)(ii) hereof.

“S&P” means Standard & Poor’s Corporation or any successor by merger or consolidation to its business.

“Software Asset” means the software assets leased by Media from the Partnership pursuant to the 2004 Media Lease.

“Software Purchase Agreement” means that certain Software Purchase Agreement dated as of December 31, 2003, pursuant to which the Partnership purchased from Media the software assets described therein.

“Tax Matters Partner” has the meaning set forth in Section 8.03(a) hereof.

“Term Note to Athenian” has the meaning set forth in subparagraph (iv) of the definition of Permitted Assets.

“Transfer” means, with respect to all or any portion of an Interest, as a noun, any voluntary or involuntary transfer, sale, pledge or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or otherwise dispose of.

“Voluntary Bankruptcy” has the meaning set forth in the definition of Bankruptcy.

“Wholly Owned Affiliate” of any Person means (i) an Affiliate of such Person 100% of the capital stock (or its equivalent in the case of entities other than corporations) of which is owned beneficially by such Person, directly, or indirectly through one or more Wholly Owned Affiliates, or by any Person who, directly or indirectly, owns beneficially 100% of the capital stock (or its equivalent in the case of entities other than corporations) of such Person, and (ii) an Affiliate of such Person who, directly or indirectly, owns beneficially 100% of the capital stock (or its equivalent in the case of entities other than corporations) of such Person; provided that, for purposes of determining the ownership of the capital stock of any Person, de minimis amounts of stock held by directors, nominees and similar persons pursuant to statutory or regulatory requirements shall not be taken into account.

Section 1.11. Other Terms.

Unless the content shall require otherwise:

(a) Words importing the singular number or plural number shall include the plural number and singular number respectively;

(b) Words importing the masculine gender shall include the feminine and neuter genders and vice versa

(c) Reference to “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation;”

(d) Reference in this Agreement to “herein,” “hereby” or “hereunder”, or any similar formulation, shall be deemed to refer to this Agreement as a whole, including the Exhibits; and

(e) Reference to “and” and “or” shall be deemed to mean “and/or.”

ARTICLE II

PARTNERS’ CAPITAL CONTRIBUTIONS

Section 2.01. General Partner.

The name and address of the General Partner are as follows:

NMR Investing I, Inc.

801 West Street, 2d floor

Wilmington, Delaware 19801-1545

Attention: Kenneth J. Kubacki

Section 2.02. Limited Partner.

The name and address of the Limited Partner are as follows:

Nielsen Media Research, Inc.

770 Broadway

New York, New York 10003

Attention: James M. O’Hara

Section 2.03. Additional Capital Contributions.

(a) In General. Each Media Partner may contribute from time to time such additional cash or other property, as it may determine; provided that, any Capital Contribution of property made by such Partner pursuant to this Section 2.03 shall consist of Permitted Assets.

(b) Initial Gross Asset Value. The initial Gross Asset Value of any property (other than cash) contributed pursuant to this Section 2.03 shall be determined as follows:

(i) Loans. To the extent permitted by Regulations Section 1.704-1(b)(2)(iv)(b)(2), the initial Gross Asset Value of any loan shall be equal to its par value plus accrued Interest, if any;

(ii) Cash Equivalents. The initial Gross Asset Value of any Cash Equivalent shall be equal to its face value, less unamortized discount and plus unamortized premium, if any;

(iii) Permitted Securities. The initial Gross Asset Value of any Permitted Security shall be equal to its Market Value; and

(iv) Other Permitted Assets. The initial Gross Asset Value of any other Permitted Asset shall be determined by the General Partner with the consent of the Limited Partner.

Section 2.04. Obligations Under Contribution Agreement.

(a) Any payment required to be made by Media pursuant to any indemnification provision of the Media Contribution Agreement shall be treated for income tax contribution to the Partnership by Media so long as Media or an Affiliate of Media is a Partner in the Partnership at the time of payment; provided, however, that (i) such payments will not be treated as a contribution for purposes of determining the Capital Account, Percentage Interest or Capital Contribution of any Partner, and (ii) to the extent that any payment is required to be made to the Partnership by Media pursuant to any indemnification provision of the Media Contribution Agreement and such payment is either indemnity for the payment by the Partnership of an item that is deductible for income tax purposes or results in an increase in the basis of any Partnership asset that is depreciable, amortizable, or subject to cost recovery, any such deduction or cost recovery allowance shall not be taken into account in determining Profits, Losses or other items of deduction or loss allocable pursuant to Article III hereof, but shall be specially allocated to Media for income tax purposes, and such special allocation shall not affect the Capital Account, Percentage Interest or Capital Contribution of any Partner.

(b) In the event any payment is required to be made by the Partnership to Media to return any payment received by it from Media pursuant to any indemnification provision of the Media Contribution Agreement, such payment shall be treated for income tax purposes as a distribution by the Partnership to Media so long as Media or an Affiliate of Media is a Partner in the Partnership at the time of receipt of payment; provided, however, that (i) such payment will not be treated as a distribution for purposes of determining the Capital Account, Percentage Interest or Capital Contribution of any Partner, and (ii) to the extent that any payment is required to be made by the Partnership to Media to return any payment received by it from Media pursuant to any indemnification provision of the Media Contribution Agreement, and such payment is indemnity for the receipt by the Partnership of an item that constitutes income for income tax purposes, such income shall not be taken into account in determining Profits, Losses or other items of income or gain allocable pursuant to Article III hereof, but shall be specially allocated to Media for income tax purposes, and such special allocation shall not affect the Capital Account, Percentage Interest or Capital Contribution of any Partner.

Section 2.05. Other Matters.

(a) Except as otherwise provided in Section 10.08, Article XII or the Act, no Partner shall demand or receive a return of its Capital Contributions or withdraw from the Partnership without the consent of all Partners. Under circumstances requiring a return of any Capital Contributions, no Partner shall have the right to receive property other than cash except as may be specifically provided in this Agreement.

(b) No Partner shall receive any interest or draw with respect to its Capital Contributions or its Capital Account, except as otherwise provided in this Agreement.

(c) The Limited Partner shall not be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Except as otherwise provided by mandatory provisions of applicable state law and except with respect to the obligation of the Limited Partner to return to the Partnership a distribution made to the Limited Partner in violation of the Act at a time when the Limited Partner knew the distribution would violate the Act, the Limited Partner shall be liable only to make its Capital Contribution as set forth in this Article II and shall not be required to lend any funds to the Partnership or, after its Capital Contribution has been made, to make any additional Capital Contributions to the Partnership. The General Partner shall not have any personal liability for any repayment of any Capital Contributions of the Limited Partner.

Section 2.06. Capital Accounts and Percentage Interests.

The Capital Accounts and Percentage Interests of each Partner as of the Closing Date are as follows:

Name	Closing Date Capital Account	Percentage Interest
GENERAL PARTNER:
NMR Investing I, Inc.	$4,016,522.46	1.689%

LIMITED PARTNER:
Nielsen Media Research, Inc.	$233,835,482.37	98.311%

Total	$237,852,004.83	100.000%

ARTICLE III

ALLOCATIONS

Section 3.01. Profits.

After giving effect to the special allocations set forth in Sections 3.03 and 3.04 hereof, Profits for any Allocation Year shall be allocated in the following order and priority:

(a) First, 100% to the General Partner, in an amount equal to the remainder, if any, of (i) the cumulative Losses allocated to the General Partner pursuant to Section 3.02(c) hereof for all prior Allocation Years, minus (ii) the cumulative Profits allocated to the General Partner pursuant to this Section 3.01(a) for all prior Allocation Years;

(b) Second, to the Partners in proportion to and to the extent of an amount equal to the remainder, if any, of (i) the cumulative Losses allocated to each Partner pursuant to Section 3.02(b) hereof for all prior Allocation Years, minus (ii) the cumulative Profits allocated to such Partner pursuant to this Section 3.01(b) for all prior Allocation Years; and

(c) Third, the balance, if any, to the Partners in proportion to their Percentage Interests.

Section 3.02. Losses.

After giving effect to the special allocations set forth in Sections 3.03 and. 3.04 hereof, Losses for any Allocation Year shall be allocated in the following order and priority, subject to the limitations in Section 3.05 hereof:

(a) First, to the Partners in proportion to and to the extent of an amount equal to the remainder, if any, of (i) the cumulative Profits allocated to each Partner pursuant to Section 3.01(c) hereof for all prior Allocation Years, minus (ii) the cumulative Losses allocated to such Partner pursuant to this Section 3.02(a) for all prior Allocation Years;

(b) Second to the Partners in proportion to their Percentage Interests until the Capital Accounts of each Partner is equal to zero; and

(c) Third, the balance, if any, 100% to the General Partner.

Section 3.03. Special Allocations.

The following special allocations shall be made in the following order:

(a) Qualified Income Offset. In the event the Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Partnership income and gain shall be specially allocated to the Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Limited Partner as quickly as possible, provided that an allocation pursuant to this Section 3.03(a) shall be made only if and to the extent that the Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.03(a) were not in the Agreement.

(b) Gross Income Allocation. In the event the Limited Partner has a deficit Capital Account at the end of any Allocation Year, the Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such deficit as quickly as possible, provided that an allocation pursuant to this Section 3.03(b) shall be made only if and to the extent that the Limited Partner would have a deficit Capital Account after all other allocations provided for in this Article III have been made as if Section 3.03(a) hereof and this Section 3.03(b) were not in the Agreement.

(c) Section 754 Adjustments. To the extent an adjustment to the adjusted basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(d) Allocations Relating to Taxable Issuance of Partnership Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an Interest by the Partnership to a Partner other than pursuant to Code Section 707(a)(2) (the “Issuance Items”) shall be allocated among the Partners so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

Section 3.04. Curative Allocations.

The allocations set forth in Sections 3.03(a), 3.03(b), 3.03(c) and 3.05 hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 3.04. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to this Article III without regard to the Regulatory Allocations.

Section 3.05. Loss Limitation.

The Losses allocated pursuant to Section 3.02 hereof and the items of loss or deduction allocated pursuant to Sections 3.03 and 3.04 hereof shall not exceed the maximum amount of Losses and items of loss or deduction that can be so allocated without causing the Limited Partner to have an Adjusted Capital Account Deficit at the end of any Allocation Year. All Losses and items of loss or deduction in excess of the limitation set forth in this Section 3.05 shall be allocated to the General Partner.

Section 3.06. Other Allocation Rules.

(a) Profits, Losses and any other items of income, gain, loss or deduction shall be allocated to the Partners pursuant to this Article III as of the last day of each Fiscal Year; provided that Profits, Losses and such other items shall also be allocated at such times as are required by Section 10.08(b) hereof and at such other times as the Gross Asset Values of Partnership Property are adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.10 hereof.

(b) In any cases in which it is necessary to determine the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

(c) The Partners hereby agree to be bound by the provisions of this Article III in reporting their shares of Partnership income and loss for income tax purposes, except to the extent otherwise required by law.

Section 3.07. Tax Allocations: Code Section 704(c).

In accordance with Code Section 704(c) and the applicable Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value in Section 1.10 hereof).

In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (iv) of the definition of Gross Asset Value in Section 1.10 hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations thereunder.

Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement, including the election of an allocation method permitted by the Regulations under Code Section 704(c). Allocations pursuant to this Section 3.07 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits or Losses, as the case may be, for the Allocation Year.

ARTICLE IV

DISTRIBUTIONS

Section 4.01. Cash Flow.

Except as otherwise provided in Section 4.02, Section 10.08 and Article XII hereof, distributions to the Partners shall be made at such times and in such amounts as shall be determined by the General Partner.

Section 4.02. Amounts Withheld.

All amounts withheld or required to be withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Partnership or the Partners and treated by the Code (whether or not withheld pursuant to the Code) or any such tax law as amounts payable by or in respect of the Partners or any Person owning an interest, directly or indirectly, in such Partner shall be treated as amounts paid or distributed to the Partners with respect to which such amount was withheld pursuant to this Article IV for all purposes under this Agreement.

ARTICLE V

MANAGEMENT

Section 5.01. Authority of the General Partner.

Subject to the limitations and restrictions set forth in this Agreement including without limitation those set forth in this Article V, the General Partner shall direct the business and affairs of the Partnership and in so doing shall manage, control and have all the rights and powers which may be possessed by general partners under the Act.

Section 5.02. Right to Rely on the General Partner.

(a) Any Person dealing with the Partnership may rely (without due of further inquiry) upon a certificate signed by the General Partner as to:

(i) The identity of the General Partner or the Limited Partner;

(ii) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partner or which are in any other manner germane to the affairs of the Partnership;

(iii) The Persons who are authorized to execute and deliver any instrument or document of the Partnership; or

(iv) Any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

(b) The signature of the General Partner shall be sufficient to convey title to any property owned by the Partnership, and all of the Partners agree that a copy of this Agreement may be shown to the appropriate parties in order to confirm the same, and further agree that the signature of the General Partner shall be sufficient to execute any “statement of partnership” or other documents necessary to effectuate this or any other provision of this Agreement. All of the Partners do hereby appoint the General Partner as their attorney-in-fact for the execution of any or all of the documents described in this Section 5.02(b).

Section 5.03. Restrictions on Authority of the General Partner.

Except as otherwise provided in this Agreement, without the consent of all of the Limited Partners, the General Partner shall not have the authority to, and covenants and agrees that it shall not:

(a) Knowingly, do any act in contravention of this Agreement or, when acting on behalf of the Partnership, engage in activities inconsistent with the purposes of the Partnership;

(b) Do any act which would, to the General Partner’s knowledge, make it impossible to carry on the ordinary business of the Partnership;

(c) Possess Partnership Property, or assign rights in specific Partnership Property, for other than a Partnership purpose;

(d) Perform any act that would, to the General Partner’s knowledge, subject the Limited Partner to liability as a general partner in any jurisdiction;

(e) Cause or permit the Partnership or the Partnership Subsidiary to voluntarily take any action with respect to the Partnership or the Partnership Subsidiary described in clauses (a)(iii), (b) or (c) of the definition of Bankruptcy in Section 1.10 hereof;

(f) Cause or permit the Partnership or the Partnership Subsidiary to incur, assume or obligate itself by contact for any Debt; provided that notwithstanding the foregoing, the Partnership may incur trade credit incurred in the ordinary course of the Partnership’s business (for example, legal and accounting fees and expenses) and which trade credit is not outstanding for more than ninety (90) days;

(g) Cause or permit the Partnership or the Partnership Subsidiary to create, incur, assume or permit to exist any Lien upon any Partnership Property other than Permitted Encumbrances;

(h) Cause or permit the Partnership or the Partnership Subsidiary to acquire, by purchase, lease or contribution any assets other than Permitted Assets or any Permitted Asset that is in default at the time of its acquisition by the Partnership or the Partnership Subsidiary;

(i) Cause or permit the Partnership or the Partnership Subsidiary to make or acquire by contribution any Demand Loan unless (i) the borrowing evidenced by such Demand Loan has been duly authorized by all required corporate action, such action has been duly certified by the secretary or an assistant secretary of the borrower, and such certification has been delivered to the Partnership or the Partnership Subsidiary together with certificates as to incumbency and due authorization of the officers of the borrower authorized to execute and deliver such Demand Loan (which certified action may be one so taken and certification may be one so delivered before that acquisition if the certified action remains in effect at the time of, and is applicable to, that acquisition), (ii) such Demand Loan is legal, valid, binding and enforceable in accordance with its terms against the borrower, (iii) the guaranty by Media with respect to such Demand Loan, if any, (A) has been duly authorized by all required corporate action, such action has been duly certified by the secretary or an assistant secretary of Media, and such certification has been delivered to the Partnership or the Partnership Subsidiary together with certificates as to incumbency and due authorization of the officers of Media authorized to execute and deliver such guaranty (which certified action may be one so taken and certification may be one so delivered before that acquisition if the certified action remains in effect at the time of, and is applicable to, that acquisition), and (B) is legal, valid, binding and enforceable in accordance with its terms against Media and (iv) Media’s obligations thereunder or under any guaranty with respect thereto, as the case may be, rank at least pari passu with all other unsecured senior Debt of Media;

(j) Cause or permit the Partnership Subsidiary to make a loan evidenced by a Term Note to Athenian unless (i) the borrowing evidenced by such Note has, been duly authorized by all required corporate action, such action has been duly certified by the secretary or an assistant secretary of the borrower, and such certification has been delivered to the Partnership together with certificates as to incumbency and due authorization of the officers of borrower authorized to execute and deliver such Note (which certified action may be one taken and certification may be one so delivered before that loan if the certified action remains in effect at the time of, and is applicable to, that loan); and (ii) such Note is legal, valid, binding and enforceable in accordance with its terms against the borrower;

(k) Cause or permit the admission of any Limited Partner to the Partnership other than pursuant to Article X hereof;

(l) Cause or permit the Partnership or the Partnership Subsidiary to legally merge or consolidate with or into any corporation, limited liability company, business trust or association, real estate investment trust, common law trust, or unincorporated business (including a partnership, whether general or limited);

(m) Cause the Partnership to distribute any asset other than as provided in Article IV, Section 10.08 and Article XII hereof; and

(n) Cause or permit the Partnership or the Partnership Subsidiary to enter into, permit or consent to any amendment or modification of, or supplement to, or terminate or waive compliance with, any provision of, the 2004 Media Lease, any Demand Note evidencing any Demand Loan, any Term Note to Athenian or the Media Contribution Agreement in any respect which could have a material adverse effect on the Interest of the Limited Partner.

Section 5.04. Duties and Obligations of the General Partner.

(a) The General Partner shall cause the Partnership to conduct its business and operations separate and apart from that of any Partner or any of its Affiliates, including, without limitation, (i) segregating Partnership assets and not allowing funds or other assets of the Partnership to be commingled with the funds or other assets of, held by, or registered in the name of, any Partner or any of its Affiliates, (ii) maintaining books and financial records of the Partnership separate from the books and financial records of any Partner and its Affiliates (although the Partnership may be consolidated with Media and its Affiliates for financial reporting statement purposes), and observing all Partnership procedures and formalities, including, without limitation, maintaining minutes of Partnership meetings and acting on behalf of the Partnership only pursuant to due authorization of the Partners, (iii) causing Partnership to pay its liabilities from assets of the Partnership, and (iv) causing the Partnership to conduct its dealings with third parties in its own name and as a separate and independent entity.

(b) Within 30 days after the execution and delivery of this Agreement, the General Partner shall provide to the Partnership a certificate of an officer naming those officers or authorized representatives of the General Partner that will be responsible for the management and operations of the Partnership in accordance with this Article V (such individuals, the “Responsible Officers”), until such time as the General Partner shall provide to the Partnership a resolution naming other of its officers or authorized representatives to be Responsible Officers, and the General Partner hereby covenants and agrees that its Responsible Officers shall maintain the separateness of the Partnership’s operations and otherwise comply with all of the terms of this Agreement.

(c) The General Partner shall notify the Partners of the occurrence of any Liquidating Event described in Section 12.01 hereof or any event which with notice or lapse of time or both would constitute a Liquidating Event and the action which the General Partner has taken or proposes to take with respect thereto, promptly, but no later than five (5) Business Days, after any Responsible Officer has actual knowledge of such occurrence.

(d) The General Partner shall take all actions which may be necessary or appropriate (i) for the continuation of the Partnership’s valid existence as a limited partnership and its qualification to do business under the laws of the State of Delaware and of each other jurisdiction in which such existence or qualification is necessary to protect the limited liability of the Limited Partner or to enable the Partnership to conduct the business in which it is engaged or to perform its obligations under any agreement to which it is a party, and (ii) for the accomplishment of the Partnership’s purposes, including the acquisition, management, maintenance, preservation, and operation of Permitted Assets in accordance with the provisions of this Agreement and applicable laws and regulations. Without limitation of the foregoing, the General Partner shall cause the Partnership and the Partnership Subsidiary to maintain all licenses, permits, registrations, authorizations, use agreements, consents, orders or approvals of governmental or quasi-governmental agencies and authorities (whether Federal, state, local, municipal or foreign) necessary to own their respective properties and to conduct their respective activities in accordance with all applicable laws, rules, regulations and orders, except where any failure to do so would not have a Material Adverse Effect.

(e) The General Partner shall devote to the Partnership such time as may be necessary for the proper performance of all duties under this Agreement.

(f) Except as otherwise provided in Section 1.09 hereof, the General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership, including, without limitation, the safekeeping and use of all of the Partnership Property and the use thereof for the exclusive benefit of the Partnership and will not conduct the affairs of the Partnership so as to benefit any other business now owned or hereafter acquired by any Partner if such conduct also produces a detriment to the Partnership.

Section 5.05. Indemnification of the Partners.

(a) Unless otherwise provided in Section 5.05(d) hereof and subject to Section 5.05(e) hereof, the Partnership, its receiver or its trustee (in the case of its receiver or trustee, to the extent of Partnership Property) shall indemnify, save harmless, and pay all Expenses of any Partner, any Partner’s partner, any partners, stockholders, officers, directors, employees or agents of any of them relating to any Expenses incurred by reason of any act performed or omitted to be performed by any Partner, or officer, director, employee or agent of any Partner in connection with the business of the Partnership.

(b) Unless otherwise provided in Section 5.05(d) hereof and subject to Section 5.05(e) hereof, in the event of any action by the Limited Partner against the General Partner or officer or director of the General Partner, including a Partnership derivative suit, the Partnership, its receiver or its trustee (in the case of a receiver or trustee, to extent of Partnership Property) shall indemnify, save harmless, and pay all Expenses of the General Partner, officer or director incurred in the defense of such action; provided that the General Partner, officer or director obtains a favorable final nonappealable judgment, in such action.

(c) All indemnities provided for in this Agreement shall survive the transfer of a Partner’s Interest.

(d) Sections 5.05(a), 5.05(b) and 5.05(c) hereof shall be enforced only to the maximum extent permitted by law and no Partner shall be indemnified from any liability for the fraud, willful misconduct, bad faith, or gross negligence of itself or any of its Affiliates.

(e) Indemnification Procedures.

(i) In the event any claim is made by a third party against the General Partner, the Limited Partner, or any affiliate, officer, director, agent, employee, or successor or assign of any of them (each of them being referred to as an “Indemnitee”), with respect to an actual or potential liability for which any such Person is otherwise entitled to be indemnified under any provisions of Sections 5.05(a), 5.05(b) and 5.05(c) hereof, and any such Person wishes to be indemnified with respect thereto, such Person shall promptly notify the appropriate indemnitor(s) as provided in each such section (the “Indemnitor”); provided that the failure of any such Person to notify any Indemnitor shall not relieve such Indemnitor from any liability which it otherwise may have to Person hereunder.

(ii) Each Indemnitee may by notice to the Indemnitor take control of all aspects of the investigation and defense of all claims asserted against it and may employ counsel of its choice and at the expense of the lndemnitor; provided that (A) the amount of any settlement such Indemnitee may enter into must be consented to by the Indemnitor and no Indemnitee may in connection with any such investigation, defense or settlement, without the consent of the Indemnitor, require the Indemnitor or any of its subsidiaries to take or refrain from taking any action (other than payment of such a settlement amount) or to make any public statement, which such Person reasonably considers to materially adversely affect its interest, and (B) such Indemnitee may not take control of any investigation, defense or settlement which could entail a risk of criminal liability to the Indemnitor or any of its subsidiaries. Upon the request of the Indemnitor, each Indemnitee shall use its best efforts to keep the Indemnitor reasonably apprised of the status of those aspects of such investigation and defense controlled by such Indemnitee and shall provide such information with respect thereto as the Indemnitor may reasonably request. The Indemnitor shall cooperate with the Indemnitee in all reasonable respects with respect thereto.

(iii) Any Indemnitor may, by notice to the Indemnitees, take control of all aspects of the investigation and defense of all claims asserted against it, and may employ counsel of its choice and at its expense; provided that (A) no Indemnitor may without the consent of any Indemnitee agree to any settlement that requires such Indemnitee to make any payment that is not indemnified hereunder, or does not grant a general release to such Indemnitee, and in any event such Indemnitor may not in connection with any such investigation, defense or settlement, without the consent of any Indemnitee, take or refrain from taking any action which would reasonably be expected to materially impair the indemnification of such Indemnitee hereunder or would require such Indemnitee to take or refrain from taking any action or to make any public statement, which such Person reasonably considers to materially adversely affect its interests, (B) no Indemnitor may take control of any investigation, defense or settlement, without the consent of any Indemnitee, if the liabilities involved in such proceedings involve any material risk of the sale, forfeiture or loss of, or the creation of any Lien on, any property of such Indemnitee and (C) no Indemnitor may take control of any investigation, defense or settlement which could entail a risk of criminal liability to any Indemnitee. Upon the request of any Indemnitee, the Indemnitor shall use its best efforts to keep such Indemnitee reasonably apprised of the status of those aspects of such investigation and defense controlled by such Indemnitor and shall provide such information with respect thereto as such Indemnitee may reasonably request. The Indemnitees shall cooperate with the Indemnitor in all reasonable respects with respect thereto.

Section 5.06. Compensation and Expenses.

(a) Compensation and Reimbursement. Except as otherwise provided in Section 1.09(c) hereof and this Section 5.06, no Partner or Affiliate of any Partner shall receive any salary, fee, or draw for services rendered to or on behalf of the Partnership or otherwise in its capacity as a Partner, nor shall any Partner or Affiliate of any Partner be reimbursed for any expenses incurred by such Partner or Affiliate on behalf of the Partnership or otherwise in its capacity as a Partner.

(b) Management Fee. For services rendered to or on behalf of the Partnership in satisfaction of its duties and obligations under this Agreement, the General Partner shall continue to be paid $150,000 per annum, quarterly in arrears, pro rata for any partial Fiscal Quarter.

(c) Expenses. The General Partner may charge the Partnership, and shall be reimbursed, for any reasonable out-of-pocket expenses incurred in connection with the Partnership’s business.

(d) Partnership Subsidiary. The General Partner is authorized to cause or permit the Partnership Subsidiary to pay Affiliates of the General Partner reasonable fees for services rendered to or on behalf of the Partnership Subsidiary.

ARTICLE VI

ROLE OF LIMITED PARTNER

Section 6.01. Rights or Powers.

The Limited Partner shall not have any right or power to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way. Notwithstanding the foregoing, the Limited Partner shall have all the rights and powers specifically set forth in this Agreement. A Limited Partner, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Limited Partner or any Affiliate thereof, may also be an employee or agent of the Partnership or a stockholder, director or officer of the General Partner. The existence of these relationships and acting in such capacities will not result in a Limited Partner being deemed to be participating in the control of the business of the Partnership or otherwise affect the limited liability of any Limited Partner.

Section 6.02. Voting Rights.

The Limited Partner shall have the right to vote only on those matters specifically reserved for its vote (or a vote of the Partners) which are set forth in this Agreement and as required by the Act.

Section 6.03. Procedure for Consent.

In any circumstances requiring the approval or consent of the Limited Partner specified in this Agreement, such approval or consent may, except as expressly provided to the contrary in this Agreement, be given or withheld in the sole and absolute discretion of the Limited Partner. If the General Partner receives the necessary approval or consent of the Limited Partner to such action, the General Partner shall be authorized and empowered to implement such action without further authorization by the Limited Partner.

ARTICLE VII

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 7.01. In General.

As of the Closing Date, each of the Partners hereby makes each of the representations and warranties applicable to such Partner as set forth in Section 7.02 hereof.

Section 7.02. Representations and Warranties.

(a) Due Formation or Incorporation; Authorization of Agreement. Each Partner hereby represents and warrants that such Partner is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and carry on its business as owned and carried on at the Closing Date. Each Partner hereby represents and warrants that such Partner is duly licensed or qualified to do business and is in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a Material Adverse Effect. Each Partner hereby represents and warrants that such Partner has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each Partner hereby represents and warrants that the execution, delivery and performance by such Partner of this Agreement has been duly authorized by all necessary corporate action. Each Partner hereby represents and warrants that this Agreement constitutes the legal, valid and binding obligation of such Partner and is enforceable against such Partner in accordance with its terms.

(b) No Conflict with Restrictions; No Default. Each Partner hereby represents and warrants that neither the execution and delivery by such Partner of this Agreement nor such Partner’s performance and compliance with the terms and provisions hereof (i) will conflict with, violate or result in a breach of any of the terms, covenants, conditions or provisions of any law or governmental regulation in effect on the date hereof applicable to, or any order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality, domestic or foreign, or arbitrator directed to or binding on such Partner which conflict, violation or breach would have a Material Adverse Effect, (ii) will conflict with, violate, result in a breach of or constitute a default under any agreement or instrument to which such Partner is a party or by which such Partner is or may be bound or to which any of its properties or assets is subject which conflict, violation, breach or default would have a Material Adverse Effect, or any of the terms or provisions of the organizational documents or by-laws of such Partner, (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any of the terms or provisions of any material indenture, mortgage, lease, agreement or instrument to which such Partner is a party or by which such Partner or such Partner’s property or assets is or may be bound, or (iv) will result in the creation or imposition of any material lien upon any of the properties or assets of such Partner.

(c) Governmental Authorizations. Each Partner hereby represents and warrants that no material registration, declaration or filing with, or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, is required in connection with the valid execution, delivery and performance by such Partner of this Agreement.

(d) Litigation. Each Partner hereby represents and warrants that (i) there are no actions, suits, proceedings or investigations pending or, to the knowledge of such Partner, threatened against or affecting such Partner or any of its respective properties, assets, rights or businesses, in any court or before or by any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which would (or, in the case of an investigation, could lead to any action, suit or proceeding, which would) reasonably be expected to impair such Partner’s ability to perform its obligations under this Agreement or to have a Material Adverse Effect or bring into question the validity of this Agreement or the transactions contemplated hereby; and (ii) such Partner has not received any currently effective notice of any default, and such Partner is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which would reasonably be expected to impair its ability to perform its obligations under this Agreement or to have a Material Adverse Effect.

(e) Investment Company Act; Public Utility Holding Company Act. Each Partner hereby represents and warrants that (i) neither such Partner nor, as a result of the Partner’s ownership of its Interest, is the Partnership an “investment company,” within the meaning of the Investment Company Act of 1940, as amended and (ii) such Partner is not a “holding company,” an “affiliate of a holding company,” or a “subsidiary of a holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

ARTICLE VIII

ACCOUNTING; BOOKS AND RECORDS

Section 8.01. Accounting; Books and Records.

(a) Maintenance of Books and Records. The Partnership shall maintain at its principal place of business or, upon notice to the Partners, at such other place as the General Partner shall determine, separate books of account for the Partnership which shall include a record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Partnership and the operation of its business in accordance with this Agreement.

(b) Accounting Methods.

(i) The Partnership shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books and records accordingly.

(ii) All amounts payable under any agreement between the Partnership on the one hand and the Partners or their Affiliates on the other hand shall be treated as occurring between the Partnership and a Person who is not a Partner within the meaning of Section 707(a)(1) of the Code and such amounts payable by the Partnership to any Partner or its Affiliates shall be considered an expense or capital cost, as the case may be, of the Partnership for income tax and financial reporting purposes, and shall not be considered a distribution to such Partner including, without limitation, in maintaining such Partner’s Capital Account, and any such amounts payable by any Partner or its Affiliates to the Partnership shall not be considered a contribution to the Partnership, including, without limitation, in maintaining such Partner’s Capital Account.

(c) Access to Books, Records, etc. Subject to Section 8.04 hereof, any Partner or any agents or representatives of such Partner, at the Partner’s own expense and upon reasonable notice and with reasonable frequency, may examine any information it may reasonably request and make copies of and abstracts from the financial and operating records and books of account of the Partnership, and discuss the affairs, finances and accounts of the Partnership with the General Partner and its Responsible Officers, directors, officers and independent accountants of the Partnership, all at such reasonable times and as often as such Partner or any agents or representatives of such Partner may reasonably request. The rights granted to a Partner pursuant to this Section 8.01 are expressly subject to compliance by such Partner with the confidentiality procedures and guidelines of the Partnership, as such procedures and guidelines may be established from time to time.

Section 8.02. Reports.

(a) In General. The General Partner shall be responsible for the preparation of financial reports of the Partnership and the coordination of financial matters of the Partnership with the Partnership’s accountants.

(b) Annual Reports. Within 120 days after the end of each Fiscal Year, the General Partner shall cause to be prepared and each Partner to be furnished with the following:

(i) a balance sheet as of the last day of such Fiscal Year and an income statement and statement of cash flows for the Partnership for such Fiscal Year and notes associated with each; and

(ii) a statement of the Partners’ Capital Accounts and changes therein for such Fiscal Year.

(c) Quarterly Reports. Within sixty (60) days after the close of each of the first three Fiscal Quarters of each Fiscal Year beginning with the Fiscal Quarter ending March 31, 2004, the General Partner shall cause to be prepared and each Partner shall be furnished with a balance sheet as of the last day of such Fiscal Quarter and an income statement and a statement of cash flows for the Partnership for such Fiscal Quarter and notes or other additional explanations associated with each.

(d) Retirement/Liquidation Date Reports. On the date on which any distribution is made pursuant to Section 10.08(b) hereof in retirement of all or any portion of the Limited Partner’s Interest and on the date on which final distributions are made to the Partners pursuant to Section 12.02 hereof, the General Partner shall cause to be prepared and each Partner furnished with each of the following statements:

(i) A balance sheet as of the date of such distribution setting forth the aggregate Mark-to-Market Values for each of the following as individual line items: the Software Assets leased pursuant to the 2004 Media Lease, all Demand Loans held by the Partnership and the Partnership Subsidiary, the Term Notes to Athenian and all other Permitted Securities held by the Partnership and the Partnership Subsidiary, all Cash Equivalents and any other Permitted Assets held by the Partnership or the Partnership Subsidiary (a “Mark-to-Market Balance Sheet”); and

(ii) A statement of the Partners’ Capital Accounts as adjusted immediately prior to such distribution (x) in the case of a distribution pursuant to Section 10.08(b) hereof, pursuant to Sections 3.06 and 10.08(b) hereof, and (y) in the case of a distribution pursuant to Section 12.02 hereof, pursuant to Sections 3.06 and 12.02 hereof.

Section 8.03. Tax Matters.

(a) (i) The General Partner is authorized to make any and all elections for federal, state, and local tax purposes including, without limitation, any election, if permitted by applicable law: (A) to adjust the basis of Partnership Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with Transfers of Partnership Interests and Partnership distributions; (B) to extend the statute of limitations for assessment of tax deficiencies against the Partners with respect to adjustments to the Partnership’s federal, state, or local tax returns; and (C) to the extent provided in Code Sections 6221 through 6231, to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership or the Partners in their capacities as Partners, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership and the Partners. The General Partner is specifically authorized to act as the “Tax Matters Partner” under the Code and in any similar capacity under state or local law.

(ii) The General Partner shall give prompt notice to each Partner upon the receipt of (A) written notice that the Internal Revenue Service or any state or local taxing authority intends to examine the Partnership’s income tax returns for any year; (B) written notice of commencement of an administrative proceeding at the Partnership level related to the Partnership under Section 6223 of the Code; (C) written notice or any final partnership administrative adjustment relating to the Partnership pursuant to a proceeding under Section 6223 of the Code; (D) any request from the Internal Revenue Service or any comparable state or local agency for waiver of any applicable statute of limitation with respect to the filing of any tax return by the Partnership; and (E) any Form 5701 or comparable state or local audit adjustment notices as soon as received, with copies of such notices provided to each Partner. In addition, each Partner will be notified of and allowed to attend any opening and closing conferences regarding any administrative proceeding at the Partnership level relating to the Partnership under Section 6223 of the Code, and the General Partner will provide copies to each Partner of any correspondence with the Internal Revenue Service or comparable state or local agency regarding legal positions taken on audit issues by the General Partner. Within ninety (90) days after receipt of notice of a final partnership administrative adjustment, the General Partner shall notify each Partner if it does not intend to file for judicial review with respect to such adjustment.

(b) Necessary tax information shall be delivered to each Partner as soon as practicable after the end of each Fiscal Year of the Partnership but not later than ninety (90) days after the end of each Fiscal Year. The General Partner shall file tax returns for the Partnership prepared in accordance with the Code and the Regulations. Each Partner agrees that it will report all Partnership taxable income, gain, loss, deduction and credit for each Fiscal Year in the manner reflected on the Partnership’s U.S. Partnership Return of Income (Form 1065) and related Schedule K-1 furnished to such Partner for such year.

Section 8.04. Proprietary Information.

The Limited Partner shall not have access to (i) information which the General Partner reasonably believes to be in the nature of trade secrets or proprietary information, (ii) information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its business, (iii) any information subject to the attorney-client privilege and (iv) any information which is required by law or contract to be kept confidential; provided, however, nothing set forth in this Section 8.04 shall prevent any appraiser doing an appraisal performed in accordance with this Agreement from having access to proprietary information described in this Section 8.04 to the extent necessary to properly perform such appraisal and the General Partner shall provide such information to any such appraiser; provided, further, that such appraiser signs a confidentiality agreement reasonably acceptable to the General Partner.

ARTICLE IX

AMENDMENTS; MEETINGS

Section 9.01. Amendments.

Amendments to this Agreement may be proposed by the General Partner or by the Limited Partner. Following such proposal, the General Partner shall submit to the Partners a verbatim statement of any proposed amendment if counsel for the Partnership shall have approved of the same in writing as to form, and the General Partner shall include in any such submission a recommendation as to the proposed amendment. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment to this Agreement only if it receives the affirmative vote of the General Partner and the Limited Partner.

Section 9.02. Meetings of the Partners.

(a) Meetings of the Partners may be called by the General Partner and shall be called upon the written request of any other Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) Business Days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person, by proxy or by telephone at such meeting. Whenever the vote or consent of Partners is permitted or required under the Agreement, such vote or consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 9.03 hereof.

(b) For the purpose of determining the Partners entitled to vote on, or to vote at, any meeting of the Partners or any adjournment thereof, the General Partner or the Partner requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be more than thirty (30) days nor less than ten (10) days before any such meeting.

(c) Each Partner may authorize any Person or Persons to act for it by proxy on all matters in which the Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the option of the Partner executing it.

(d) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

Section 9.03. Consent.

In the event the consent of the Partners is required for any action to be taken by the Partnership, such consent may be given at a meeting, which may be conducted by conference telephone call, or provided in writing executed by all the Partners.

ARTICLE X

TRANSFERS OF INTERESTS

Section 10.01. Restriction on Transfers.

Except as otherwise permitted by this Agreement, no Partner shall Transfer all or any portion of its Interest. Each Partner hereby acknowledges the reasonableness of the restrictions on Transfer imposed by this Agreement in view of the Partnership purposes and the relationship of the Partners. Accordingly, the restrictions on Transfer contained herein shall be specifically enforceable.

Section 10.02. Permitted Transfers.

Subject to the conditions and restrictions set forth in Section 10.03 hereof, a Partner may at any time Transfer all or any portion of its Interest to (i) any other Partner, (ii) any Wholly Owned Affiliate of a Partner including the transferor, or (iii) any Person approved by all the Partners.

Any Transfer permitted by this Section 10.02 shall be referred to in this Agreement as a “Permitted Transfer,” and the Person to which the Interest is transferred shall be a “Permitted Transferee.”

Section 10.03. Conditions to Permitted Transfers.

A Transfer shall not be treated as a Permitted Transfer under Section 10.02 hereof unless and until the following conditions are satisfied:

(a) The transferor and transferee shall execute and deliver to the Partnership (i) such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Article X, and (ii) except in the case of a Transfer to a Partner or a Wholly Owned Affiliate of a Partner, in the case of the transferee, a confidentiality agreement substantially in the form of the confidentiality agreement attached hereto as Exhibit B (the “Form Confidentiality Agreement”). In addition, unless the requirements of this sentence have been waived by the General Partner, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

(b) The Transfer will not cause the Partnership to terminate for federal income purposes, and the transferor shall provide the Partnership an opinion of counsel to such effect. Such counsel and opinion shall be reasonably satisfactory to the General Partner, and the General Partner and the other Partners shall provide to such counsel any information available to the General Partner or to such other Partners, as the case may be, and relevant to such opinion.

(c) The transferor and transferee shall furnish the Partnership with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Interests Transferred, and any other information reasonably necessary to permit the Partnership to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Partnership shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Interests until it has received such information.

(d) Such Transfer will be exempt from all applicable registration requirements and will not violate any applicable laws regulating the Transfer of securities, and, except in the case of a Transfer of Interests to another Partner or to a Wholly Owned Affiliate of any Partner, including the transferor, the transferor shall provide an opinion of counsel to such effect. Such counsel and opinion shall be reasonably satisfactory to the General Partner.

(e) Such Transfer will not cause the Partnership to be deemed to be an “investment company” under the Investment Company Act of 1940, as amended, and the transferor shall provide an opinion of counsel to such effect. Such counsel and opinion shall be reasonably satisfactory to the General Partner, and the General Partner and the other Partners shall provide to such counsel any information available to the General Partner or to such other Partners, as the case may be, and relevant to such opinion.

Section 10.04. Prohibited Transfers.

Any purported Transfer of Interests that is not a Permitted Transfer shall be null and void and of no effect whatever; provided that, if the Partnership is required to recognize a Transfer that is not a Permitted Transfer (or if the General Partner, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Interest Transferred shall be strictly limited to the transferor’s rights to allocations and distributions as provided by this Agreement with respect to the Transferred Interests, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee or such Interests may have to the Partnership.

In the case of a Transfer or attempted Transfer of Interests that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Partnership and the other Partners from all cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

Section 10.05. Rights of Unadmitted Assignees.

(a) In General. A Person who acquires one or more Interests but who is not admitted as a substituted Partner pursuant to Section 10.06 hereof shall be entitled only to allocations and distributions with respect to such Interests in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of a General Partner or a Limited Partner under the Act or this Agreement.

(b) General Partner. A transferee who acquires a Partnership Interest from a General Partner under this Agreement by means of a Transfer that is permitted under this Article X, but who is not admitted as a General Partner, shall have no authority to act for or bind the Partnership, to inspect the Partnership’s books, or otherwise to be treated as a General Partner. Following such a Transfer, the transferor shall not cease to be a General Partner of the Partnership and shall continue to be a General Partner until such time as the transferee is admitted as a General Partner.

Section 10.06. Admission as Substituted Partners.

Subject to the other provisions of this Article X, a transferee of Interests may be admitted to the Partnership as a substituted Partner only upon satisfaction of the conditions set forth below in this Section 10.06:

(a) The Interests with respect to which the transferee is being admitted were acquired by means of a Permitted Transfer;

(b) The transferee becomes a party to this Agreement as a Partner and executes such documents and instruments as the General Partner may reasonably request (including, without limitation, amendments to the Certificate) as may be necessary or appropriate to confirm such transferee as a Partner in the Partnership and such transferee’s agreement to be bound by the terms and conditions of this Agreement;

(c) The transferee pays or reimburses the Partnership for all reasonable legal, filing, and publication costs that the Partnership incurs in connection with the admission of the transferee as a Partner with respect to the Transferred Interests;

(d) If the transferee is a partnership or a corporation, the transferee provides the Partnership with evidence satisfactory to counsel for the Partnership that such transferee has made each of the representations and undertaken each of the warranties described in Section 7.02 hereof as of the date of the Transfer; and

(e) In the event that the transferee of a Partnership Interest from any Partner is admitted under this Agreement, such transferee shall be deemed admitted to the Partnership as a substituted Partner immediately prior to the Transfer, and with respect to the transferee of a General Partner, such transferee shall continue the business of the Partnership without dissolution.

Section 10.07. Distributions with Respect to Transferred Interests.

If any Partnership Interest is sold, assigned, or Transferred in compliance with the provisions of this Article X, all distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such distributions, the Partnership shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer; provided, however, that if the Partnership is given notice of a Transfer at least fourteen (14) days prior to the Transfer, the Partnership shall recognize such Transfer as of the date of such Transfer; and provided further, that if the Partnership does not receive a notice stating the date such Interest was Transferred and such other information as the General Partner may reasonably require within thirty (30) days after the end of the accounting period during which the Transfer occurs, all distributions shall be made to the Person who, according to the books and records of the

Partnership, on the last day of the accounting period during which the Transfer occurs, was the owner of the Interest. Neither the Partnership nor the General Partner shall incur any liability for making distributions in accordance with the provisions of this Section 10.07, whether or not the General Partner or the Partnership has knowledge of any Transfer of ownership of any Interest.

Section 10.08 Partial Retirement of Limited Partner’s Interest in the Partnership; Determination of Mark-to-Market Values and Gross Asset Values.

(a) In General.

(i) The General Partner may, at any time, elect to cause a portion, but not all of the Limited Partner’s Interest in the Partnership to be retired in accordance with this Section 10.08 by giving written notice of its election to the Partnership and to the Limited Partner; provided that no Liquidating Event (or event which, with notice or lapse of time, or both, would constitute a Liquidating Event) shall have occurred and be continuing, immediately before or after giving effect to such retirement.

(ii) Any notice given pursuant to this Section 10.08(a) (a “Retirement Notice”) shall include the following:

(A) A statement of the amount to be distributed in partial retirement of the Limited Partner’s Interest; and

(B) The Retirement Date (as defined in and selected in accordance with Section 10.08(b)(ii) hereof) on which retirement distributions shall be made to the Limited Partner.

(b) Distributions Upon Retirement. In the event that a portion of the Limited Partner’s Interest in the Partnership is to be retired pursuant to this Section 10.08, (x) the value of the Partnership’s assets shall be determined in accordance with Section 10.08(b)(i) hereof and the Gross Asset Values of all Partnership assets shall be adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.10 hereof as of the applicable Retirement Date, and (y) Profits, Losses and other items of Partnership income, gain, loss or deduction for the period beginning on the first day of the Allocation Year during which the Retirement Date occurs and ending on the Retirement Date shall be allocated pursuant to Article III hereof. On the applicable Retirement Date, the Partnership shall distribute to the Limited Partner an amount of cash equal to the amount stated in the applicable Retirement Notice.

(i) For purposes of determining the amount of any adjustment to the Gross Asset Values of Partnership assets pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.10 hereof, the value of each of the Permitted Assets will be determined in accordance with this Section 10.08(b)(i) (the “Mark-to-Market Value”).

(A) The Mark-to-Market Value of any Demand Loan shall be equal to the par value of such Loan plus accrued interest, if any; provided that if there has occurred and is continuing any payment or other material default with respect to any such Loan at the time such value is being determined, the Mark-to-Market Value of such Loan shall be determined by an investment or commercial bank of national recognition selected by the General Partner with the consent of the Limited Partner (which consent shall not be reasonably withheld).

(B) The Mark-to-Market Value of the Software Assets shall be determined by appraisal by Standard & Poor’s Corporate Value Consulting, a division of The McGraw-Hill Companies, Inc., or, if Standard & Poor’s Corporate Value Consulting is unavailable or unwilling to do such appraisal, an Alternative Appraiser, in each case using substantially the same valuation methodology as was used in determining the initial Gross Asset Value of the Software Assets.

(C) The Mark-to-Market Value of any Cash or Cash Equivalents shall be valued at their face value less unamortized discounts and plus unamortized premium, if any.

(D) The Mark-to-Market Value of any Permitted Security shall be equal to its Market Value; provided, that the Market Value of any Term Note to Athenian shall be equal to the principal value of such note plus accrued and unpaid interest, if any; and provided further, that if there has occurred and is continuing any payment or other material default with respect to any such Note at the time such value is being determined, the Mark-to-Market Value of such Note shall be determined by an investment or commercial bank of national recognition selected by the General Partner with the consent of the Limited Partner (which consent shall not be unreasonably withheld).

(E) The Mark-to-Market Value of the Partnership Subsidiary Stock shall be equal to the aggregate Mark-to-Market Values of all Permitted Assets held by the Partnership Subsidiary, adjusted to take into account liabilities of the Partnership Subsidiary, including liabilities for unpaid taxes and taxes accrued through the relevant valuation date but not yet due and payable.

(ii) In the event that the General Partner has elected to retire a portion of the Limited Partner’s Interest pursuant to Section 10.08(a) hereof, distributions shall be made to the Limited Partner, and such portion of the Limited Partner’s Interest shall be retired, at 11:00 a.m., Eastern Time, on the date (the “Retirement Date”) specified in the Retirement Notice, which date shall not be less than five (5) Business Days or more than fifteen (15) Business Days after the date on which the Retirement Notice was given pursuant to Section 10.08(a) hereof.

ARTICLE XI

GENERAL PARTNER

Section 11.01. Covenant Not to Withdraw, Transfer, or Dissolve.

Except as otherwise permitted by this Agreement, the General Partner hereby covenants and agrees not to (i) take any action to file a certificate of dissolution or its equivalent with respect to itself, (ii) withdraw or attempt to withdraw from the Partnership, (iii) exercise any power under the Act to dissolve the Partnership, (iv) Transfer all or any portion of its Interest in the Partnership as a General Partner, or (v) petition for judicial dissolution of the Partnership.

Further, the General Partner hereby covenants and agrees to continue to carry out the duties of the General Partner under this Agreement until the Partnership is dissolved and liquidated pursuant to Article XII hereof.

Section 11.02. Termination of Status as General Partner.

(a) The General Partner shall cease to be a General Partner upon the first to occur of (i) the Bankruptcy of such Partner, (ii) the Transfer of the General Partner’s entire Interest as a General Partner, provided that the transferee is admitted as a substituted General Partner pursuant to Section 10.06 hereof, (iii) the involuntary Transfer by operation of law of the General Partner’s Interest in the Partnership, or (iv) the vote of all of the Partners to approve a request by the General Partner to withdraw. In the event the General Partner ceases to be a General Partner without having Transferred its entire Interest as a General Partner, such Person shall be treated as an unadmitted transferee of a Partnership Interest as a result of a Transfer (other than a Permitted Transfer) of an Interest pursuant to Section 10.04 hereof.

If the General Partner ceases to be a Partner for any reason under this Agreement, such Person shall continue to be liable as a Partner for all debts and obligations of the Partnership existing at the time such Person ceases to be a General Partner, regardless of whether, at such time, such debts or liabilities were known or unknown, actual or contingent; provided, however, that the assets of such Person shall be subject to the protection of Section 17-403(d) of the Act. A Person shall not be liable as a General Partner for Partnership debts and obligations arising after such Person ceases to be a General Partner. Any debts, obligations, or liabilities in damages to the Partnership of any Person who ceases to be a General Partner shall be collectible by any legal means and the Partnership is authorized, in addition to any other remedies at law or in equity, to apply any amounts otherwise distributable or payable by the Partnership to such Person to satisfy such debts, obligations, or liabilities.

(b) If at the time a Person ceases to be a General Partner, such Person is also a Limited Partner with respect to Interests other than its Interest as a General Partner, such cessation shall not affect such Person’s rights and obligations with respect to such Limited Partner Interests.

Section 11.03. Election of New General Partners.

Provided the Partnership has one General Partner, any Partner may nominate one or more Persons described in Section 10.02 hereof for election as additional General Partner provided that any such Person satisfies the requirements in Sections 10.03 and 10.06 hereof applicable to the transferee in a Permitted Transfer and the admission of a transferee as a substituted General Partner. The election of an additional General Partner shall require an affirmative vote of all of the Partners.

ARTICLE XII

DISSOLUTION AND WINDING UP

Section 12.01. Liquidating Events.

The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (each a “Liquidating Events”):

(a) The unanimous vote of the Partners to dissolve, wind up and liquidate the Partnership;

(b) The happening of any other event that makes it unlawfu1, impossible, or impractical to carry on the business of the Partnership or the Delaware Court of Chancery has entered a decree pursuant to Section 17-802 of the Act, and such decree has become final; or

(c) The withdrawal or removal of the General Partner, the assignment by the General Partner of its entire Interest in the Partnership or any other event that causes the General Partner to cease to be a general partner under the Act; provided that any such event shall not constitute a Liquidating Event if the Partnership is continued pursuant to this Section 12.01.

The Partners hereby agree that, notwithstanding any provision of the Act or the Delaware Uniform Partnership Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of any event set forth in Section 12.01(c) hereof (so long as no other Liquidating Event has occurred), the Partnership shall not be dissolved or required to be wound up if at the time of such event there is at least one remaining General Partner and that General Partner carries on the business of the Partnership (any such remaining General Partner being hereby authorized to carry on the business of the Partnership). If at such time there is not at least one remaining General Partner or the remaining General Partner does not carry on the business of the Partnership, the Partnership shall be liquidated in accordance with this Article XII.

Section 12.02. Winding Up.

Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners, and no Partner shall take any action with respect to the Partnership that is inconsistent with the winding up of the Partnership’s business and affairs; provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Partners until such time as the Partnership Property has been distributed pursuant to this Section 12.02 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the winding up and dissolution of the Partnership. The Liquidator shall take full account of the Partnership’s liabilities and Partnership Property and, except as otherwise provided in Section 12.03 hereof, shall, within sixty (60) days of the occurrence of a Liquidating Event cause the Partnership Property or the proceeds from the sale or disposition thereof (as determined pursuant to Section 12.09 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law and notwithstanding anything in this Agreement to the contrary, in the following order:

(a) First, to creditors other than the Media Partners and their Affiliates, in satisfaction of all of the Partnership’s debts and liabilities (including claims and obligations as required by Section 17-804(b) of the Act) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners under Section 17-601 or 17-604 of the Act;

(b) Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the Media Partners and their Affiliates to the extent adequate provision therefor has not been made; and

(c) The balance, if any, to the Partners in accordance with their positive Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

In the event that any payment or distribution made under this Section l2.02 is made in-kind, the amount of the payment or distribution will be equal to the Mark-to-Market Value of the Partnership Property paid or distributed at the time of such payment or distribution.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XII.

The Media Partners understand and agree that by accepting the provisions of this Section 12.02 setting forth the priority of the distribution of the assets of the Partnership to be made upon its liquidation, the Media Partners expressly waive any right which they, as creditors of the Partnership, might otherwise have under the Act to receive distributions of assets pari passu with the other creditors of the Partnership in connection with a distribution of assets of the Partnership in satisfaction of any liability of the Partnership, and hereby subordinate to said creditors any such right.

Section 12.03. Restoration of Deficit Capital Accounts; Compliance With Timing Requirements of Regulations.

In the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (x) distributions shall be made pursuant to this Article XII to the Partners who have positive Capital Accounts in compliance with Regulations Section l.704-1(b)(2)(ii)(b)(2), and (y) if the General Partner’s Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the taxable year during which such liquidation occurs), the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section l.704-1(b)(2)(ii)(b)(3). If the Limited Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the taxable year during which such liquidation occurs), the Limited Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a portion (determined in the manner provided below) of the distributions that may otherwise be made to the Partners pursuant to this Article XII may be:

(a) Distributed to a trust established for the benefit of the Partners solely for the purposes of liquidating Partnership Property, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General

Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions (as determined below) as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to Section 12.02 hereof; or

(b) Withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to allow for the collection of the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

The portion of the distributions that would otherwise have been made to each of the Partners that is instead distributed to a trust pursuant to Section 12.03(a) hereof or withheld to provide a reserve pursuant to Section 12.03(b) hereof shall be determined in the same manner as the expense or deduction would have been allocated if the Partnership had realized an expense equal to such amounts immediately prior to distributions being made pursuant to Section 12.02 hereof.

Section 12.04. Deemed Contribution and Distribution.

In the event the Partnership is liquidated within the meaning of Regulations Section l.704-l(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up. Instead, solely for federal income tax proposes, the Partnership shall be deemed to have contributed all Partnership Property and liabilities to a new limited partnership in exchange for an interest in such new limited partnership and immediately thereafter, the Partnership will be deemed to liquidate by distributing interests in the new limited partnership to the Partners.

Section 12.05. Rights of Partners.

Each Partner shall look solely to the Partnership Property for the return of its Capital Contribution and, except as otherwise provided in Section 12.09 hereof, shall have no right or power to demand or receive property other than cash from the Partnership.

Section 12.06. Notice of Dissolution.

In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 12.01 hereof, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

Section 12.07. Character of Liquidating Distributions.

All payments made in liquidation of the Interest of a retiring Partner (whether pursuant to Article X or Article XII hereof) shall be made in exchange for the interest of such Partner in Partnership Property pursuant to Section 736(b)(l) of the Code, including the interest of such Partner in Partnership goodwill.

Section 12.08. The Liquidator.

The “Liquidator” shall mean the General Partner, provided that, if at the time a Liquidating Event has occurred there is no remaining General Partner, the Liquidator shall be appointed by the Limited Partner.

Section 12.09. Form of Liquidating Distributions.

For purposes of making distributions required by Section 12.02 hereof, the Liquidator may determine whether to distribute all or any portion of the Partnership Property in-kind or to sell all or any portion of the Partnership Property and distribute the proceeds therefrom.

ARTICLE XIII

POWER OF ATTORNEY

Section 13.01. General Partner as Attorney-In-Fact.

Each Partner hereby makes, constitutes, and appoints the General Partner, each successor General Partner, and the Liquidator, severally, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, publish and record (i) all certificates of limited partnership, amended name or similar certificates, and other certificates and instruments (including counterparts of this Agreement) which the General Partner or Liquidator may deem necessary to be filed by the Partnership under the laws of the State of Delaware or any other state or jurisdiction in which the Partnership is doing or intends to do business, (ii) any and all amendments, restatements or changes to this Agreement and the instruments described in clause (i), as now or hereafter amended, which the General Partner may deem necessary to effect a change or modification of the Partnership approved by the Partners in accordance with the terms of this Agreement, including, without limitation, amendments, restatements or changes to reflect (A) the exercise by the General Partner of any power granted to it under this Agreement, (B) any amendments adopted by the Partners in accordance with the terms of this Agreement; (C) the admission of any substituted Partner, and (D) the disposition by any Partner of its Interest in the Partnership, (iii) all certificates of cancellation and other instruments which the General Partner or Liquidator deem necessary or appropriate to effect the dissolution and termination of the Partnership pursuant to the terms of this Agreement, and (iv) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Partnership or is deemed necessary by the General Partner or Liquidator to carry out fully the provisions of this Agreement in accordance with its terms. Each Partner authorizes each such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary in connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite to be done in connection with the foregoing as fully as such Partner might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

Section 13.02. Nature of Special Power.

The power of attorney granted pursuant to this Article XIII:

(a) Is a special power of attorney coupled with an interest and is irrevocable;

(b) May be exercised by any such attorney-in-fact by listing the Partners executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Partners; and

(c) Shall survive and not be affected by the subsequent Bankruptcy, insolvency, dissolution, or cessation of existence of a Partner and shall survive the delivery of an assignment by a Partner of the whole or a portion of its Interest in the Partnership (except that where the assignment is of such Partner’s entire Interest in the Partnership and the assignee is admitted as a substituted Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution) and shall extend to such Partner’s or assignee’s successors and assigns.

ARTICLE XIV

MISCELLANEOUS

Section 14.01. Notices.

Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a written copy of the facsimile communication sent by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Partners:

If to the Partnership:

NMR Licensing Associates, L.P.

c/o NMR Investing I, Inc.,

General Partner

801 West Street, 2nd floor

Wilmington, Delaware 19801-1545

Attention: Kenneth J. Kubacki

Facsimile: (302) 428-1410

If to the General Partner:

NMR Investing I, Inc.

801 West Street, 2nd floor

Wilmington, Delaware 19801-4545

Attention: Kenneth J. Kubacki

Facsimile: (302) 428-4410

with a copy to:

Nielsen Media Research, Inc.

770 Broadway

New York, New York 10003

Attention: James M. O’Hara

Facsimile: (646) 654-8491

If to Media:

Nielsen Media Research, Inc.

770 Broadway

New York, New York 10003

Attention: James M. O’Hara

Facsimile: (646) 654-8491

with a copy to:

Nielsen Media Research, Inc.

770 Broadway

New York, New York 10003

Attention: James A. Ross

Facsimile: (646) 654-5016

Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date so delivered, if delivered personally, or otherwise as of the date on which the same was received. Any Person may from time to time specify a different address by notice to the Partnership and the Partners.

Section 14.02. Binding Effect.

Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors, transferees and assigns.

Section 14.03. Construction.

Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner.

Section 14.04. Headings.

Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

Section 14.05. Severability.

Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 14.05 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Partner to lose the benefit of its economic bargain.

Section 14.06. Variation of Pronouns.

All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

Section 14.07. Governing Law.

The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners.

Section 14.08. Waiver of Action for Partition.

Each of the Partners irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Partnership Property.

Section 14.09. Waiver of Jury Trial.

EACH OF THE PARTNERS IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY LAW ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 14.10. Consent to Jurisdiction.

Each Partner (i) irrevocably submits to the jurisdiction of any New York State or Delaware State court or Federal court sitting in New York County or Wilmington, Delaware in any action arising out of this Agreement, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum, and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

Section 14.11. Counterpart Execution.

This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

Section 14.12. Sole and Absolute Discretion.

Except as otherwise provided in this Agreement, all actions which the General Partner may take and all determinations which the General Partner may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of the General Partner.

Section 14.13. Specific Performance.

Each Partner agrees with the other Partners that the other Partners would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Partners may be entitled, at law or in equity, the nonbreaching Partners shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day first above set forth.

[signatures follow on separate pages]

GENERAL PARTNER: NMR INVESTING I, INC.

By	/s/ Frederick A. Steinmann, EVP
Name:	Frederick A. Steinmann
Title:	Executive Vice President

THIS IS A SIGNATURE PAGE TO THE FIFTH AMENDED AND RESTATED AGREEMENT OF

LIMITED PARTNERSHIP OF NMR LICENSING ASSOCIATES, L.P.,

AND IS EXECUTED BY THE PARTY NAMED ABOVE

IN ITS CAPACITY AS GENERAL PARTNER

S-1

LIMITED PARTNER: NIELSEN MEDIA RESEARCH, INC.

By	/s/ James M. O’Hara
Name:	James M. O’Hara
Title:	Vice President and Chief Financial Officer

THIS IS A SIGNATURE PAGE TO THE FIFTH AMENDED AND RESTATED AGREEMENT OF

LIMITED PARTNERSHIP OF NMR LICENSING ASSOCIATES, L.P.,

AND IS EXECUTED BY THE PARTY NAMED ABOVE

IN ITS CAPACITY AS GENERAL PARTNER

S-2

EXHIBIT A

TO

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

NMR LICENSING ASSOCIATES, LP.

[FORM DEMAND PROMISSORY NOTE]

Date:

FOR VALUE RECEIVED, [NAME OF MEDIA AFFILIATE, a                      organized under the laws of [applicable jurisdiction] and a subsidiary of] [NIELSEN MEDIA RESEARCH, INC., a corporation organized under the laws of the State of Delaware] ([“Media” or]* the “Maker”), HEREBY PROMISES TO PAY to the order of [NMR LICENSING ASSOCIATES, L.P., a Delaware limited partnership] [ATHENIAN LEASING CORPORATION, a Delaware corporation] (the “Payee”), ON DEMAND, in lawful money of the United States of America in immediately available funds, to such account as Payee may designate from time to time, the aggregate unpaid principal amount of all Advances made by the Payee to the Maker hereunder as set forth opposite the date last appearing on the attached Schedule A, or on a continuation of such schedule attached to and made a part hereof. Notwithstanding any provision to the contrary herein, all Advances made hereunder shall become immediately due and payable, together with accrued interest thereon, without necessity for demand, upon the Bankruptcy of the Maker [or the Guarantor. All Advances made hereunder are guaranteed pursuant to the terms of a Guaranty, dated on the date hereof, and substantially in the form of Exhibit A hereto, of the Maker’s obligation by Media].*

SECTION I

DEFINITIONS

As used in this Note, the following capitalized terms shall have the respective meanings specified for such terms:

“Advance” shall mean a CP Advance or a LIBOR Advance.

“Bankruptcy” shall mean, with respect to any Person, a Voluntary Bankruptcy or an Involuntary Bankruptcy. “Voluntary Bankruptcy” shall mean, with respect to any Person, the inability of such Person generally to pay its debts as such debts become due, the failure of such Person generally to pay its debts as such debts become due, or an admission in writing by it of its inability to pay its debts generally or a general

*	Insert bracketed language if Nielsen Media Research, Inc. Affiliate is the “Maker”

assignment by it for the benefit of creditors; the filing of any petition or answer by it seeking to adjudicate it bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization, or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order of relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property; or corporate action taken by such Person to authorize any of the actions set forth above. “Involuntary Bankruptcy” shall mean, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within 90 days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of its property, which order shall not be dismissed within 90 days. It is the intent of the Maker and the Payee that these definitions supersede those set forth in Section 17-402(d)(4) of the Delaware Revised Uniform Limited Partnership Act, as set forth in Del. Code Ann. tit. 6, Sections 17-101 to 17-1111, as amended, modified or supplemented from time to time (or any corresponding provisions of succeeding law).

“Business Day” shall mean a day of the year on which banks are not required or authorized to close in New York City, New York and dealings are carried on in the London interbank market.

“Calculation Date” shall mean, for any Interest Period, the day that is two Business Days prior to the first day of such Interest Period.

“Composite 3:30 P.M. Quotations for U.S. Government Securities” shall mean the daily statistical release designated as such, or any successor publication, published by the Federal Reserve Bank of New York.

“Convert”, “Conversion” and “Converted” each refers to (i) a conversion of a CP Advance into a LIBOR Advance, (ii) a conversion of a LIBOR Advance into a CP Advance or (iii) the selection of an Interest Period, other than the initial Interest Period, for an Advance pursuant to Section 2.05.

“CF Advance” shall mean any Advance bearing interest at a rate determined by reference to the CP Rate.

“CP Rate” shall mean, for any Interest Period for a CP Advance, the Money Market yield of the rate set forth in H.15(519) for a period of time equal to such Interest Period under the caption “Commercial Paper” on the Calculation Date; provided, however, that if the foregoing rate is unavailable on H.15(519), then “CP Rate” shall mean, for any Interest Period for a CP Advance, the Money Market yield of the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for a period of time equal to such Interest Period under the caption “Commercial Paper” on the Calculation Date.

“H.15(519)” shall mean the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“Interest Period” shall mean for each Advance, the period commencing on the date of such Advance, and ending on the last day of the period selected by the Maker pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period for such Advance and ending on the last day of the period selected by the Maker pursuant to the provisions below. The duration of each Interest Period shall be (i) in the case of a CP Advance, one, two, three or six months as the Maker may, upon notice received by the Payee on the Business Day prior to the first day of such Interest Period, select; and (ii) in the case of a LIBOR Advance, one, two, three or six months as the Maker may, upon notice received by the Payee at least three Business Days prior to the first day of such Interest Period, select; provided, however, that (x) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest hereunder, provided that if such extension would cause the last day of an Interest Period for a LIBOR Advance to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day and such reduction of time shall in such case be included in the computation of interest hereunder; and (y) any Interest Period for a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“LIBOR” shall mean, for any Interest Period for a LIBOR Advance, the rate per annum which appears on Page 3750 of the Telerate Service (or any successor or substitute page of such Service, or any successor to or substitute for such Service, providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two business days before the first day of such Interest Period in an amount substantially equal to the principal amount of such Advance for a period of time equal to such Interest Period; provided however, if the foregoing rate is unavailable on the Telerate Service, then “LIBOR” shall mean, for any Interest Period for a LIBOR Advance, the rate per annum (rounded upward, if necessary, to the next higher 1/16 of 1%) for deposits in U.S. dollars quoted by the London branch of The Chase Manhattan Bank to leading banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the principal amount of such Advance for a period of time equal to such Interest Period.

“LIBOR Advance” shall mean any Advance bearing interest at a rate determined by reference to LIBOR.

“Payee” shall mean the initial Payee named herein, its successors and permitted assigns, and each subsequent holder or permitted assignee hereof.

“Person” shall mean any individual, corporation, partnership, trust or other entity.

SECTION II

PAYMENT OF PRINCIPAL, INTEREST, ETC.; CONVERSION

2.01 Repayment of Advances. Advances hereunder shall be payable ON DEMAND upon at least two Business Days’ notice to the Maker, together with interest accrued thereon to the date of such payment.

2.02 Interest. Interest compounded quarterly shall accrue on the unpaid principal amount of each Advance for each day during the Interest Period applicable thereto at a rate per annum equal to (i) in the case of any CP Advance, the sum of the CP Rate applicable to such Interest Period plus [SPECIFY THE MARGIN IN WORDS] percent (    %), such interest to be payable on the last day of such Interest Period, and (ii) in the case of any LIBOR Advance, to the sum of LIBOR applicable to such Interest Period plus [SPECIFY THE MARGIN IN WORDS] percent (    %), such interest to be payable on the last day of such Interest Period; provided, however, that any overdue principal of or interest on any Advance shall (to the fullest extent permitted by law) bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal at all times to two percent (2%) above the rate otherwise applicable as set forth herein. All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest is payable.

2.03 Prepayments. Advances may be prepaid in whole or in part at any time (together with accrued interest to the date of such prepayment), without penalty or premium, upon at least two Business Days’ notice thereof to the Payee. Prepayments shall be applied first to pay all accrued and unpaid interest, then to the outstanding principal balance.

2.04 Costs. The Maker hereby agrees to pay, in addition to the foregoing principal and interest, all reasonable expenses incurred by the Payee incidental to or in any way relating to the Payee’s enforcement of the obligations of the Maker hereunder, including but not limited to, reasonable attorneys’ fees incurred by the Payee.

2.05 Conversion of Advances. The Maker may on any Business Day, upon notice to the Payee [not later than 12:00 noon] (i) on the Business Day prior to the date of the proposed Conversion, in the case of a Conversion to a CP Advance and (ii) on the third Business Day prior to the date of the proposed Conversion, in the case of a Conversion to a LIBOR Advance, Convert a CP Advance or LIBOR Advance, as the case may be, into a LIBOR Advance or CP Advance, as the case may be; provided, however, that any such Conversion shall occur on the last day of an Interest Period. Each notice of Conversion shall specify (x) the date of such Conversion, (y) the Advance to be Converted and (z) the duration of the Interest Period for such Advance, if the Maker shall fail to notify the Payee in accordance with the provisions of this Section 2.05 or shall fail to select the duration of any Interest Period for any proposed

Conversion in accordance with the provisions contained in the definition of Interest Period in Section 1, such Advance shall automatically, on the last day of the then existing Interest Period therefor, Convert into a CP Advance with an Interest Period of one month.

2.06 Usury. It is the intention of Maker and Payee to conform strictly to the usury laws in force in the State of New York and the United States of America. It is therefore agreed that (i) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall never exceed the maximum amount of interest, or produce a rate in excess of the maximum rate of interest that Payee may charge Maker under applicable law and in regard to which Maker may not successfully assert the claim or defense of usury, and (ii) if any excess interest is provided for, it shall be deemed a mistake and the same shall either be refunded to Maker or credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowed by applicable law.

SECTION III

MISCELLANEOUS

3.01 Recordation and Endorsement, Etc. All Advances and all repayments or prepayments of the principal thereof shall be recorded and endorsed by the Payee on the attached Schedule A. The Maker hereby authorizes the Payee to accept telephonic instructions from a duly authorized representative of the Maker to make an Advance or receive a repayment hereunder and to endorse Schedule A, and any continuation of such schedule as and when required, accordingly. All Advances made hereunder shall be credited to the Maker’s deposit account maintained at The Chase Manhattan Bank N.A., which credits shall be confirmed to the Maker by standard advice of credit. The Maker agrees that the actual crediting of the sum of money so borrowed to the Maker’s deposit account shall constitute conclusive evidence that such Advance was made, and the failure of the Payee to endorse the amount of any Advance on Schedule A or to forward to the Maker an advice of credit shall not affect the obligation of the Maker to repay such Advance.

3.02 Binding Effect. This Note shall be binding upon and inure to the benefit of the Maker and the Payee and their respective successors and assigns, except that the Maker shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Payee.

3.03 Waivers. THE MAKER HEREBY FOREVER WAIVES PRESENTMENT, DEMAND, PROTEST, NOTICE OF PROTEST AND NOTICE OF NONPAYMENT OR DISHONOR OF THIS NOTE. THE MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM INSTITUTED WITH RESPECT TO THIS NOTE.

3.04 Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its officer thereunto duly authorized as of the date first above written.

[MAKER]

By
Name:
Title:

SCHEDULE A

TO

DEMAND PROMISSORY NOTE

DATE OF CONVERSION/ ADVANCE	AMOUNT OF ADVANCE	TYPE OF ADVANCE	INTEREST PERIOD OF ADVANCE	PRINCIPAL PAID OR PREPAID	AGGREGATE UNPAID PRINCIPAL AMOUNT	NOTATION MADE BY

EXHIBIT A

TO

DEMAND PROMISSORY NOTE

FORM OF GUARANTY OF PAYMENT*

The undersigned, NIELSEN MEDIA RESEARCH, INC. (“Media”), a Delaware corporation, does hereby irrevocably and unconditionally guarantee to the Payee the full and prompt payment when due of all principal amounts outstanding under the foregoing Demand Promissory Note (the “Note”; capitalized terms used herein and not otherwise defined herein shall have the meanings as defined in the Note), together with all accrued and unpaid interest thereon and all renewals, extensions, and modifications, in whole or in part, of such Note. The undersigned acknowledges and agrees that the foregoing obligation is a guarantee of payment, and not collection, and that the Payee shall have no duty or obligation to proceed or exhaust any remedy against the Maker or any other party having liability on the Note, or to give any notice whatsoever to the undersigned or any other such party, prior to collecting amounts due from the undersigned hereunder, except that the Payee shall have demanded payment from the Maker in accordance with the terms and condition of the Note.

Media guarantees that the obligations of the Maker will be paid strictly in accordance with the terms of the Note regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any holder of the Note with respect thereto. Without limiting the generality of the foregoing, Media’s liability shall extend to all amounts which constitute part of the obligations of the Maker and would be owed by it under the Note but for the fact that they are unenforceable or not allowable due to the existence of a Bankruptcy involving the Maker. The obligations of Media under this Guaranty are independent of the obligations of the Maker, and a separate action or actions may be brought and prosecuted against Media to enforce this Guaranty, irrespective of whether any action is brought against the Maker or whether the Maker is joined in any such action or actions. The liability of Media under this Guaranty shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any of the obligations of the Maker;

(b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the obligations of the Maker, or any other amendment or waiver of or any consent to departure from the Note, including, without limitation, any increase in or modification of the obligations of the Maker;

(c) any change, restructuring or termination of the corporate structure, existence or ownership of the Maker;

(d) any act or omission of the holder of the Note; or

*	To be executed by Media only if its Affiliate is “Maker.”

(e) any other circumstance (including, without limitation, any statute of limitations or usury law) that might otherwise constitute a defense available to, or a discharge of the Maker or of a guarantor, except for punctual and full performance, including without limitation, the indefeasible cash payment in full, of all the obligations under the Note.

This paragraph shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the obligations of the Maker made by the Maker within one year of the date of a petition of the Maker in federal bankruptcy proceedings or any longer statute of limitations as may be applicable under insolvency or state bankruptcy or reorganization laws is rescinded or must otherwise be returned upon the Bankruptcy of the Maker, or otherwise, all as though such payment had not been made.

Media hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the obligations of the Maker under the Note (other than for the requirement that the holder of the Note make demand for payment in accordance with the terms and conditions of the Note) and any requirements that the holder exhaust any right or take any action against the Maker or any other Person.

Media hereby irrevocably waives any and all rights it may have against the Maker, whether by law or by contract and whether now existing or hereafter created, in respect of subrogation arising from the payment of any sums under this Guaranty until such time as all amounts payable under the Note have been indefeasibly paid in full.

This Guaranty shall be governed by, and construed in accordance with, the Laws of the State of New York (without giving effect to the principles of conflict of laws in such jurisdiction).

This Guaranty of Payment is made by the undersigned in favor of the Payee this              day of             , 20    .

NIELSEN MEDIA RESEARCH, INC.

By
Name:
Title:

EXHIBIT B

TO

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

NMR LICENSING ASSOCIATES, L.P.

[FORM CONFIDENTIALITY AGREEMENT]

NMR INVESTING I, INC.

[Street address]

[City, state, zip]

Attention:

NMR Licensing Associates, L.P. - Confidentiality Agreement

Dear Sir:

This Confidentiality Agreement is being executed and delivered by the undersigned pursuant to Section 10.03(a) of the Fifth Amended and Restated Agreement of Limited Partnership of NMR Licensing Associates, L.P. (the “Partnership Agreement”). In connection with the undersigned’s investment in NMR Licensing Associates, L.P. (the “Partnership”), the undersigned may be receiving certain information which is non-public, confidential or proprietary in nature. That information and any other non-public, confidential or proprietary information concerning the Partnership or Nielsen Media Research, Inc. (“NMRI”) or NMRI’s subsidiaries (the Partnership, NMRI and such subsidiaries being collectively referred to as the “Companies”) furnished by or on behalf of the Companies to the undersigned in connection with the undersigned’s investment in the Partnership (at any time on, before or after the date of this letter), together with that portion of the analyses, compilations, studies or other documents prepared by the undersigned or by any of its agents, affiliates, representatives (including attorneys, accountants and financial advisors) or employees which contain or otherwise reflect such information, including any information otherwise relating to the undersigned’s investment in the Partnership, is hereinafter referred to as the “Information”. The undersigned agrees that:

1. The Information shall be kept confidential and shall not, without the prior written consent of the Partnership, be disclosed by the undersigned or by any of its Affiliates, agents, representatives or employees in any manner whatsoever, in whole or in part, and shall not be used by the undersigned or by any of its Affiliates, agents, representatives or employees other than in connection with the management of the undersigned’s investment in the Partnership; provided, however, that the undersigned may reveal the Information to its Affiliates, agents, representatives and employees for the purpose of managing the undersigned’s investment in the Partnership and who are informed by the undersigned of the confidentiality obligations with respect to the Information and who agree to be bound by the terms and conditions of this Confidentiality Agreement. The undersigned agrees to take all reasonable measures to insure compliance with this Confidentiality Agreement.

2. This Confidentiality Agreement shall be inoperative as to such portions of the Information that (i) are or become generally available to the public on a non-confidential basis through no fault of or action by the undersigned or by any of its Affiliates, agents, representatives, or employees, or (ii) become available to the undersigned on a non-confidential basis from a source other than NMRI, the Partnership or their representatives or agents, so long as the undersigned has determined in good faith that such portions of the Information became generally available from a source not prohibited from disclosing portions by a contractual, legal or fiduciary obligation to the Partnership, or (iii) was heretofore independently developed or compiled by the undersigned, as evidenced by the undersigned’s records, without the use of the Information. In addition, the undersigned may disclose such Information to potential transferees of its interest, provided such potential transferee has entered into a confidentiality agreement, substantially in the form hereof, relating to such Information.

3. In the event that the undersigned or anyone to whom the undersigned transmits the Information pursuant to this Confidentiality Agreement becomes required by law, rule, regulation, or governmental priority to disclose any of the Information, the undersigned shall provide the Partnership with notice of such event promptly upon the undersigned obtaining knowledge hereof so that the Partnership may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Confidentiality Agreement. In the event that no protective order or other remedy is obtained, and NMRI and the Partnership do not grant a waiver, the undersigned shall use all reasonable efforts to disclose only that portion of the Information that the undersigned is required to disclose and shall do so in a manner reasonably designed to preserve the Information’s confidential nature. The undersigned may disclose the Information as requested by any governmental or similar agency to whose jurisdiction the undersigned is subject or in connection with an examination of the undersigned’s financial institution by examiners or by the undersigned’s independent auditors.

Notwithstanding any conditions of confidentiality imposed by this Agreement or any provision of the Partnership Agreement or the transactions contemplated hereby or thereby (the “Transaction”), the undersigned agrees that the undersigned (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the undersigned relating to such tax treatment and tax structure. In this regard the undersigned acknowledges and agrees that any disclosure of the structure or tax aspects of the Transaction is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, the undersigned acknowledges and agrees that the undersigned does not know or have reason to know that the use or disclosure of information relating to the structure or tax aspects of the Transaction is limited in any other manner (such as where the Transaction is claimed to be proprietary or exclusive) for the benefit of any other person. The undersigned also acknowledges that it has not (nor has any of its affiliates) provided you (or any of your affiliates) with any federal income tax statement (as defined in Section 301.6112-1(c)(2)(iii) of the Regulations) in connection with the Transaction. The foregoing is not intended to waive the attorney-client privilege or other privileges, including the tax advisor privilege under Section 7525 of the Code.]

B-ii

Very truly yours, [NAME OF TRANSFEREE]

By:
Name:
Title:

Date:

B-iii